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                                                                   EXHIBIT 10.11

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                       PRODUCT SCHEDULE NO. 97050894*P*2

This Product Schedule No. 97050894*P*2 ("this Product Schedule") is attached to the Special Provisions Module - Products and is a part of Agreement No. 97050894, effective as of August 11, 1997, between US WEST Communications, Inc, ("Customer") and Axiom Inc., ("Supplier"). This Product Schedule is subject in all respects to the Special Provisions Module - Products, except that in the event of a conflict between this Product Schedule and the Special Provisions Module - Products, the terms and conditions of this Product Schedule shall govern for the purposes of this Product Schedule only.
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Scope:

     This Product Schedule establishes the terms and conditions under which Customer may purchase the Product(s) set forth herein from Supplier from time to time.

     "Customer" for purposes of this Product Schedule means U S WEST Communications, Inc.

     Supplier's Owner's Manuals, Specifications, Software Test Plans, Performance Standards and Pricing, specific to the SMDR Platform, are incorporated herein by this reference as Supplier's representations. Customer shall have the right to rely upon such representations, except as expressly modified or otherwise deleted in this Agreement.

     Supplier hereby represents that its Station Message Detail Recording (SMDR) will function as follows: The Station Message Detail Recording (SMDR) System will provide detail call record billing information for subscribed business customers for the Business and Government Services section of U S WEST Communications, Inc. This product receives Automatic Message Accounting (AMA) data from the AMA host CSC/MDR call screening module.

     Term Of Product Schedule: This Product Schedule shall be effective from March 31, 1998 through March 31, 1999 unless terminated or canceled pursuant to the terms of this Agreement. The parties may extend the term or any subsequent term of this Product Schedule by executing a separate written agreement of extension prior to the expiration of the term.

Product(s) Description And Purchase Price: Supplier shall provide to Customer the Product(s) described in Exhibit "A," entitled "Product and Price List, Station Message Detail Recording (SMDR) System," dated, March 31, 1998, a copy of which is attached hereto and by this reference incorporated herein.

Warranty Term:

     Supplier's warranty for Product(s) shall commence upon delivery of SMDR Platform and Acceptance of supporting software and shall continue thereafter for a period of one (1) year(s).

     The warranty period for any Product(s) corrected or replaced shall be ninety (90) days from Delivery of the corrected or replaced Product(s) or the original warranty period, whichever period is longer.

Transportation, Shipping And Delivery:

     Supplier shall ship Product(s) in accordance with Customer's instructions. Product(s) shall be shipped FOB Origin, Freight Prepaid and Added to Invoice (PPA). Customer shall have the right to designate the transportation carrier in any Order(s). Unless otherwise agreed, transportation charges shall be limited to actual common carrier charges.

     Customer may specify the Product(s) freight classifications in its Order(s).

     Unless otherwise agreed, transportation charges payable by Customer shall not exceed the lowest available cost of shipment between the Delivery location and Supplier's nearest facility from which Product(s) can normally be shipped. Nothing herein shall be construed to alter or amend the Delivery schedule contained in any Order(s).

     Customer shall obtain and maintain, at its expense, cargo and riggers insurance to cover the value of Product(s) being shipped.

     Supplier shall be responsible for all misdirected shipments. Misdirected shipments from Supplier shall be immediately reshipped by Supplier prepaid to the correct destination. Customer shall be entitled to deduct from Supplier's invoice all costs incurred by Customer due to the reshipping.

     Supplier's noncompliance with Customer's routing instructions shall render Supplier liable for all risk of loss and excess freight charges. Supplier shall be responsible for all charges in excess of normal pricing, which result from deviation from normal service or routing by Supplier.

     Supplier shall not use premium transportation without the prior written authorization of Customer. Premium transportation is any service that produces a transportation cost higher than the cost that would be incurred on a shipment via normal transportation.

     It is understood and agreed to between the parties that Supplier remains fully responsible to meet the Delivery Date as specified in any Order(s) even though the Product(s) are shipped FOB Origin, Freight Prepaid and Added to Invoice or per Customer's instructions. If Supplier fails to meet a Delivery Date due to the sole negligence or fault of the common carrier transporting said Product(s), Supplier agrees to use its best efforts to:
     (a) reposition Customer to the front of


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     Supplier's manufacturing schedule; and (b) promptly and immediately reship replacement Product(s) to Customer. Supplier will use reasonable efforts to maintain a safety stock inventory on long lead Product(s).

     Supplier shall Deliver Product(s) in time to meet the Delivery Date; provided however: (a) Supplier shall not Deliver any Product(s) prior to the Delivery Date without Customer's consent; and (b) Customer and Supplier may agree in writing to change any Delivery Date.

     Delivery interval(s) shall be thirty (30) days after receipt of Order(s).

     If the Delivery date specified in an Order is not met by Supplier, then a late charge of five percent (5%) of Order shall apply. Customer shall have the right to credit any late charge against Supplier's invoices. Customer's late charge shall not be deemed to constitute liquidated damages, and Customer reserves all remedies provided in this Agreement or at law.

Price Protection:

     For a period of one (1) year(s) after the effective date of this Product Schedule the prices, rates, charges or fees for Product(s) shall be as set forth in Paragraph 3, of this Product Schedule.

     Supplier warrants that the prices, rates, charges or fees for Product(s) sold hereunder are not less favorable than those currently and in the future extended to other customers for the same or similar Product(s) in similar quantities. Customer shall automatically have the benefit of any lower prices, rates, charges or fees. Supplier warrants that the prices shown on Order(s) are complete, and no additional charges (including but not limited to shipping, packaging, labeling, custom duties, storage, insurance, boxing and crating) shall be added to Order(s) without Customer's express written consent.

     Notwithstanding any other provision in this Product Schedule or Order(s), Supplier shall not Deliver Product(s) and Customer shall not be required to pay for Product(s) in excess of the quantity or requirements set forth in the Order(s) unless Customer has first executed a written acknowledgment to an Order(s) authorizing the increased expenditure.

Reports: Supplier shall maintain a performance service level of ninety-eight (98%) or above for Delivery of all Order(s) issued within the contracted intervals.

Supplier shall provide the following reports with respect to performance under this contract:

     Monthly:

     Monthly Expenditure Report: including the following elements (USWC P0 Number, date of P0, Axiom invoice number, Axiom invoice to USWC, item ordered, USWC job number, USWC office name, USWC contact name, date payment was received, dollar amount invoiced, any pending charges).

     Quarterly:

     Program Management Report: this report (in contractor format) shall address the following items (program activities for the quarter, technology enhancements, program/order status, industry trends, important news items related to Axiom's performance).

M/WBE Tier II Indirect Report: this is a quarterly furnished report on M/WBE activities. This report shall incorporate the following information (Company name, contract number, M/WBE objectives, sales, percentage of sales, Asian purchases, African American purchases, Hispanic purchases, Native American purchases, total MBE purchases, non-minority women purchases (WBE), total M/WBE percentage of M/WBE).


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The parties intending to be legally bound have caused this Product Schedule No.
97050894*P*2 to be executed by their duly authorized representatives.

U S WEST Business Resources, Inc., as agent for U S WEST Communications, Inc., (Customer)

/s/ Daniel J. Buckstein
--------------------------------------
(Authorized Signature)

Daniel J. Buckstein
--------------------------------------
(Print or Type Name of Signatory)

Contract Agent
--------------------------------------
(Title)

3/23/98
--------------------------------------
(Execution Date)


Axiom, Inc., (Supplier)


/s/ Greg R. Fegley
--------------------------------------
(Authorized Signature)

Greg R. Fegley
--------------------------------------
(Print or Type Name of Signatory)

V.P. Operations Support
--------------------------------------
(Title)

March 25, 1998
--------------------------------------
(Execution Date)


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

                                                      Agreement No. 97050894*SL*


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             SCHEDULE FOR SOFTWARE SUPPORT AND MAINTENANCE SERVICES

This Software Support and Maintenance Services Schedule No. 97050894*SL*2 ("this Maintenance Schedule") is attached to the Special Provisions Module - Software License and Services and is a part of Agreement No. 97050894, effective as of March 31, 1998, between U S WEST Communications, Inc., ("Customer") and Axiom Inc., ("Supplier"). This Maintenance Schedule is subject in all respects to the Special Provisions Module - Software License and Services, except that in the event of a conflict between this Maintenance Schedule and the Special Provisions Module - Software License and Services, the terms and conditions of this Maintenance Schedule shall govern for the purposes of this Maintenance Schedule only.

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1. Term of Schedule: This Schedule for Software Support and Maintenance Services
shall be effective from March 31, 1998 through March 31, 2000, unless terminated, canceled or extended.

2. Term of Services: The initial term of provision of the Services shall be twelve (12) months from the day following the date that the warranty obligations of Supplier expire under the Agreement. The term shall be automatically renewed for additional twelve (12) month terms unless and until either party shall provide the other ninety (90) days written notice of termination. Notwithstanding the above, Supplier shall not terminate this Schedule or the Services so long as it offers maintenance services to others for the Software or comparable software.

3. Definitions: The capitalized terms used in this Schedule shall have the meanings as set forth in the Agreement. In addition, the following capitalized terms used in this Schedule shall have the following meanings:

     3.1. "Acceptance Period" means that period during which Customer determines whether the Software conforms in all material respects to the requirements of this Agreement (including Specifications).

     3.2. "Acceptance Test" means Customer's determination of whether the Software conforms in all material respects to the requirements of this Agreement (including Specifications).

     3.3. "Base Licensed Software Release" shall mean new generic features and enhancement issues of Licensed Software which incorporates new features, enhancements and or maintenance items.

     3.4. "ByPass" (or "Work Around") shall mean a procedure by which Customer can avoid a reported problem by changes to the procedures followed or data supplied by the Customer when using the Software.

     3.5. "Emergency Release" shall mean a new version of the Software that incorporates Fixes to one or more Severity 1 Error and/or Severity 2 Error reported to Supplier. Each Emergency Release will contain the following materials: (i) the complete, revised code for the Software and (ii) all new or modified Documentation in machine readable form.

     3.6. "Error" shall mean an error in the Software or a failure of the Software to conform to the Specifications, which negatively impacts the performance of Customer's operations. Errors can occur as: (1) errors in the Software or (ii) errors in Documentation.

     3.7. "Fix" shall mean the replacement of code comprising the Software or addition or replacements to Documentation to remedy a problem reported to Supplier.

     3.8. "Licensed Software" means Software programs, Base Licensed Software releases, Maintenance Releases, and any other Software release associated with Materiel and Supplier's TeleProcessing Product Line for which Supplier has the right to grant licenses or sublicenses to customer and for which Supplier shall receive a license fee.

     3.9. "Maintenance Release" shall mean a licensed software generic issued to correct problems or non-conformances with the licensed software release as identified by Customer or Supplier during the warranty period. Maintenance Releases contain, but not limited to, patches, fixes, overrides and corrections provided by Supplier to correct licensed software defects or malfunctions.

     3.10. "Product Release Plan" shall be defined as the planned schedule for release of future functionality of software.

     3.11. "Technical Assistance Center" (TAC) Supplier Support Center providing twenty-four (24) hour a day seven (7) days a week support during a consecutive eleven (11) hour period from 8:00 a.m. to 7:00 p.m. Eastern Time.

     3.12. "Technical Assistance Request" (TAR)

     3.13. "Updates" shall mean a release of the Software, subsequent to the initial delivery of the Software, in which Supplier has incorporated any accumulated corrections which make the Software conform to the then current Documentation, any improvements in the performance of the Software, any new functions which were not formerly functions of the Software and any changes to the Software to properly operate with modifications made to other components of the system.

4.   Fees And Charges:

     4.1. Fees. Customer agrees to pay as the annual support fee the following amounts: ("Annual Charge") no charge for year one (1) (7/1/97 - 6/30/98) and a fee not to exceed eighty-one thousand ($81,000.00) for year two (2). Customer shall only be bound to pay the amounts specifically agreed to in writing.

     4.2. Invoicing. Supplier shall invoice Customer on and annual basis. Customer shall pay within thirty (30) days from receipt of the invoice. In the event that the Customer fails to make payments when due, Supplier may send written notice to Customer that Supplier will terminate Services under this


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                                                     Agreement No. 97050894*SL*1


     Agreement. Customer shall have thirty (30) days from receipt of such notice in which to pay all outstanding amounts. If Customer does not pay the outstanding amount within such thirty (30) day period, Supplier shall have the right to terminate Services. Supplier shall continue to have the right to recover payment of all amounts for Services rendered prior to such termination.

5. Services Provided By Supplier: Supplier agrees to provide the Services described with respect to the Software as follows:

     5.1. Supplier agrees to maintain the Software in conformity in all material respects with the Specifications and the Documentation. Supplier shall correct all Errors discovered by Customer or Supplier.

     5.2. Software Maintenance. If Customer believes that there is an Error, Customer will notify Supplier, describing the Error in such detail as is reasonably necessary and available for Supplier to provide resolution of the Error. Supplier shall promptly investigate the Error and shall advise Customer of Supplier's plans for corrective action. Supplier shall remedy such Error, as follows:

          5.2.1. "Severity 1 Level" (or "Emergency") shall mean the Software is unusable, produces incorrect results, or fails catastrophically in response to internal errors, user errors, or incorrect input files. The Software does not perform most of its documented functions. Performance is materially degraded.

               CONDITION This condition exists when Licensed Software is critically impacting Customer's billing operations and / or causing major billing losses or severe impact to SMDR Distribution end user Customer, or when Materiel, Supplier's Teleprocessing Product Line, or Licensed Software is inoperative. Severity level shall be determined by Customer unless otherwise agreed by both parties provided they conform to the definition for the severity level.

               CORRECTIVE ACTION Resolution of error will be in the form of program code corrections, procedures for Customer to bypass or work around the error conditions in order to continue operations or correction to associated documentation.

               RESOLUTION INTERVAL This condition requires resolution or correction within four (4) hours after Customer's notification to Supplier. If a bypass procedure is utilized, Supplier will continue error correction activity on a twenty-four (24) hour a day basis until a permanent correction is provided to Customer. Resolution exceeding four (4) hours shall be escalated within Supplier's organization.

          5.2.2. "Severity 2 Level" (or "Detrimental") shall mean the Software is usable, performs most, but not all of its documented functions.

               CONDITION This condition exists when Licensed Software is malfunctioning but is still usable by Customer or when Supplier's Teleprocessing Product Line, Material, or Licensed Software, is partially inoperative and inoperative portion has a less critical impact on Customer's operations than Severity Level errors. The malfunctioning Licensed Software or inoperative Teleprocessing Line or Materiel severely restricts Customer's operations and/or adversely effects billing accuracy or delivery to SMDR distribution end user customer. Severity level shall be determined by Customer unless otherwise agreed to by both parties provided they conform to the definition for the severity level.

               CORRECTIVE ACTION Resolution of error will be in the form of program code corrections or procedures for Customer to bypass or work around the error conditions. If a work-around procedure is utilized, the condition may be reclassified to Severity Level 3 as mutually agreed.

               RESOLUTION INTERVAL This condition required resolution or correction within twenty-four (24) hours after Customer's notification to Supplier. If a bypass procedure is utilized, Supplier will continue error correction activity on an eight (8) hours day basis until a permanent correction is provided to Customer, Resolution exceeding twenty-four (24) hours shall be escalated within Suppliers organization.

          5.2.3. "Severity 3 Level" (or "Inconvenient") shall mean the Software is usable but due to an error does not provide the function in the most convenient way.

               CONDITION This condition exists when Licensed Software or Teleprocessing Product Line Materiel or Licensed Software is useable but with limited functions. Error condition is not critical to continuing operation and has less of an effect than severity levels 1 and 2 above. Severity level shall be determined by Customer unless otherwise agreed by both parties provided they conform to the definition for the severity level.

               CORRECTIVE ACTION Resolution of error will be in the form of program code corrections or procedures for Customer to bypass or workaround the error conditions with the objective of resolving or correcting the condition and scheduling any correction, replacement or change for inclusion in the next release of the Licensed Software.

               RESOLUTION INTERVAL This condition requires resolution or correction within seventy-two (72) hours after Customer's notification to Supplier.

          5.2.4. "Severity 4 Level" shall mean that Licensed Software or Teleprocessing Product Line usable and the error condition is not critical.

               CONDITION This condition exists when Licensed Software or Teleprocessing Product Line or Materiel is useable, the error condition is not


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                                                     Agreement No. 97050894*SL*1


          critical to continuing operation, and there is less of an effect than severity levels 1,2, and 3 as referenced herein. Correction is required in the next scheduled Licensed Software release. Error may be marked as 1) severity level 4 "Major" this condition is used where a problem has been addressed by a workaround or program change that need to be included in the next scheduled software release, or 2) Severity Level 4 "Informational," where a condition has been resolved or a procedure was used in resolving a problem and documented for use as a reference by Supplier. Severity level shall be determined by Customer unless otherwise agreed by both parties provided they conform to the definition for the severity level.

          CORRECTIVE ACTION Resolution of error will be in the form of program code corrections or procedures for Customer to bypass or workaround the error conditions with the objective of resolving or correcting the condition and scheduling any correction, replacement or change for inclusion in the next scheduled Licensed Software release. Any condition moved from severity level 1, 2, or 3 to severity level 4 will be with the consent of Customer's MDR Tier II Technical Support and/or Product Manager.

          RESOLUTION INTERVAL A resolution to Severity Level 4 condition shall be included in the next scheduled Licensed Software release.

     The priority level of an Error reported will be determined by Customer in its reasonable judgment.

     5.3. Support and Response Time. Supplier shall provide MSS twenty-four (24) hours a day and seven (7) days a week through Supplier's TAC. Staffed TAC coverage shall be provided by Supplier during a consecutive eleven (11) hour period from 8:00 a.m. to 7:00 p.m. Eastern time, occurring daily, Monday through Friday, excluding Holidays. For after hour emergencies, a message may be left with Supplier's answering service at (609) 866-0015. Generally, Customer's after hour calls shall be confined to those impacting Customer's SMDR end users. During after-hour TAC coverage, including holidays, Supplier shall return Customer calls within fifteen (15) minutes from the time Customer contact Supplier. Telephone support shall include, but not be limited to, engineering change information, diagnostic error interpretation and diagnostic update information.

     5.4. Telecommunications Link. Supplier shall, with Customer authorization, access Customer's system and the Software directly, via telecommunications link, to isolate Errors in the Software, resolve problems and, where practicable, apply corrections or Work Arounds. Customer shall furnish Supplier, free of charge, access to the computer facilities for the time required by Supplier to furnish the support Services hereunder.

     5.5. On-site Support. When requested by Customer, Supplier shall provide MSS on-site. On-Site MSS shall be available twenty-four (24) hours a day and seven (7) days a week including holidays. Supplier shall respond to an emergency request for MSS by dispatching qualified personnel within three
     (3) hours, or as agreed, from the time Customer contacts Supplier. Customer's representative will be present at all times while Supplier is performing in-site technical support. Such dispatched Supplier personnel shall be Supplier's employees or agents and shall not be subcontracted personnel.

     5.6. Software Updates. Supplier shall provide, at a minimum of an annual basis, Updates to the software and maintenance releases at no additional charge. For Custom Software, Updates shall be provided in both source and object code forms together with all programmers' comments and listings.

     5.7. Maintenance Support Services Description Through Supplier's Technical Assistance Center (TAC) Supplier shall provide MSS support for Supplier's TeleProcessing Product Line Materiel and Licensed Software currently in and out of warranty. Customer will contact TAC via telephone call with trouble reports. The telephone number for TAC support is (609) 866-0015. Skilled TAC representatives shall be available to determine whether a Customer call in report is a hardware, firmware, Licensed Software, documentation, facilities or operations problem. Customer shall determine the severity level of such reported trouble in accordance with the defined "Severity Levels." If Supplier determines that such reported trouble cannot be corrected within the intervals specified in the Severity Levels, Suppler shall immediately initiate an escalation procedure. The TAC shall also facilitate and document the resolution of Customer called in reports via Supplier's Technical Assistance Request (TAR) summary report.

          5.7.1. For hardware related reports, the TAC will assist Customer in identifying the failed component. For recurring problems, Customer shall provide Supplier with as much supporting documentation as is available. For problems requiring changes to Materiel, Supplier's SMDR Product Line, Licensed Software or Firmware, Supplier shall make such changes in accordance with U S WEST Technical Publication 77354, entitled "Guidelines for Product Change Notices," incorporated by reference an made a part hereof. Additionally, Supplier will document such change in a technical bulletin.

     5.8. Additional Services. Any services provided in addition to those specified above ("Additional Services") will be billed to Customer at the rates for such services as set forth in the applicable Schedule. Additional Services will not be provided unless agreed to in writing by Customer.

6.   Terms And Conditions Of Service:

     6.1. For Standard Software, Supplier shall only be responsible for providing Services for Supplier's most current version of the Software and for the two (2) previous versions of the Software.

     6.2. Supplier shall be under no obligation to furnish Services under this Agreement should Services be required as a result of:


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          6.2.1. operation of the Software in environmental conditions outside those prescribed by the hardware platform manufacturer;

          6.2.2. failure by Customer to keep the hardware platform properly maintained in accordance with standards of maintenance prescribed by the manufacturer; or

          6.2.3. the Software was maintained or modified by anyone other than Supplier or a third party authorized by Supplier.

In the event it is determined that Supplier provided Services arising from the above or from some other cause not related to the Software, Supplier reserves the right to charge Customer for the performance of such Service as an Additional Service.

Notwithstanding the exclusions specified above, Supplier's obligations to provide Services shall not be affected by Customer's modification of the Software so long as Supplier can discharge its Service obligations notwithstanding such modifications or following their removal by Customer.

7. Customer Software Support. Customer will perform software support, modifications / additions to, maintenance of, configurations pertaining to the operations of SMDR platform.

8. Product Research Development. Customer and Supplier shall either meet or conduct a conference call quarterly to discuss any potential progress changes or problems with the product research development.

9. Technical Assistance Requests. Supplier shall provide to Customer a written list, quarterly, of all open Technical Assistance Requests (TAR's) and of all closed TAR's for the year-to-date. List shall include TAR's on both the SMDR Delivery application and on the CSM/MDR Host software module. Supplier shall maintain and provide reports to SMDR Tier II Tech Support, such reports shall include but not be limited to the date and time of the call, the name of the caller, the reported trouble or reason for the call, the severity level of the trouble, the date and time of the TAC response to the caller, the resolution and the resolution time, a separate description of the TAR still unresolved at the report date and the anticipated date of the resolution, and the description of the TARs closed by the Supplier during the quarter Customer and Suppler shall either meet or conduct a conference call quarterly to discuss open TARs and any potential changes or problems with Product Development Plan. Customer and Supplier shall either meet quarterly, or conduct a conference call quarterly, to discuss all outstanding TAR's and other technical issues with application functionality, and address Customer's requests for product enhancements and upgrades.

10. Deletion of Existing Enhancements or Features. Supplier will review with Customer any enhancements or features they plan to delete. This will be outlined in the PRP and deletion will be made after being mutually agreed upon in writing.

11. Acceptance Period. The Acceptance Period shall begin on the date that Supplier notifies Customer in writing that Supplier has completed installation of final release Software. In the event that installation is to be performed by a party other than supplier, the Acceptance Period shall begin five (5) business days following delivery of the Software to Customer at the specified site(s). The Acceptance Period shall last for thirty (30) days. The Acceptance Period may be extended as provided below in Section 11.1.

     11.1. Failure of Acceptance Test; Retesting. If Customer reasonably determines that the Software has not successfully completed the Acceptance Test, Customer shall promptly notify Supplier in writing and shall specify with as much detail as possible in which respects the Software failed to pass the Acceptance Test. Supplier shall have a period of thirty (30) days from the date of the notice in which to correct errors in the Software. Following such corrections, Supplier shall notify Customer in writing that the Software is ready for retesting. If the Software fails to pass the Acceptance Test despite Supplier's efforts at correction, at Customer's option, Customer can either terminate at that point or request Supplier to make additional necessary corrections. Notwithstanding any request that Supplier make necessary corrections, if Customer determines in its sole discretion, that Supplier's efforts are not likely to correct the Software within a timeframe needed by Customer, Customer may terminate the order. Termination under this Section shall be effected by Customer giving written notice to Supplier of such termination.

     11.2. Customer's Rights Upon Termination After Failure of Acceptance Test. Upon Customer's termination of an order due to Software failing to pass the Acceptance Test, Customer shall cease further use of the Software. Customer shall receive reimbursement of all payments made to Supplier under the terminated Task Order(s) within five (5) days following the termination notice.

12. User Manual Updates. Supplier shall provide updates to manuals with new Licensed Software as appropriate. Discrepancies in the current release of a Manual will be resolved within thirty (30) days with an addendum to existing manual, the next update of the document, or the next scheduled Licensed Software Release, whichever is sooner. If a documentation discrepancy has a serious effect on operation, it will also be noted in a technical bulletin.

     12.1. Supplier shall provide at no additional charge, one (1) complete set of current manuals and documentation ("Manuals") for each type of Licensed Software purchased by Customer to:

     U S WEST Communications, Inc.
     SMDR Tier II Technical Support
     1005 17th Street
     Denver, Colorado 80202

     For each release of Licensed Software, Supplier shall provide, at no additional charge, one (1) set of Order specific Manuals to each of Customer's Primary Contacts. Such listing of Customer's primary contacts and any updates to this information by Customer shall be provided to Supplier by Customer.

13. Technical Bulletins. Supplier shall issue technical bulletins containing timely, accurate information, concerning its Teleprocessing Product Line. Such technical bulletins shall provide a quick reference point for determining whether a solution or work-around is already documented for problems encountered in operating or maintaining a system.


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need to know.

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                                                     Agreement No. 97050894*SL*1


14. Notice of Delays. Within ten (10) working days after any event of delay, or when either party becomes aware of a delay, the delayed party shall provide the other party with written notice thereof and the expected period of the delay. The notice should provide information regarding the causes for delay. Supplier and Customer agree to use diligent efforts to minimize all delays in meeting their respective obligations. For the purposes of this Section, diligent efforts shall include, but not be limited to, employment of Supplier's and/or cooperative planning, extended work days, Materiel modifications and substituting software patches, where feasible.

15. Most Favored Customer. Supplier shall not charge another customer less for Software, Services, or similar software or services under comparable circumstances. If a lower amount is charged, Customer shall have the benefit of the lower charges and such benefit shall apply automatically.

16. Work-Arounds. Work-arounds are to be kept to a minimum and to be resolved promptly. Every possible effort will be made by Supplier to ensure that work-arounds will not be carried over into the new Licensed Software. These work-arounds will be resolved through TARs, Engineering Complaints and escalation procedures. Parties understand that work-arounds may need to be utilized, but they will not be considered a fix.

17. Escalation Process. If Supplier determines that Customer reported trouble cannot be corrected within the intervals specified herein, Supplier shall immediately initiate an escalation process as mutually agreed to by both parties. Customer reserves the right to escalate to Supplier management hierarchy any unresolved technical issues, chronic or unresolved issues encountered during acceptance testing, and chronic failure or inability of Supplier to respond to Customer requests for enhancements and upgrades.

18. Frequency of Licensed Software Release. Subject to the terms and conditions contained herein, Supplier shall provide, a minimum of one (1) Base Licensed Software Release for each one (1) year period of this Agreement.

     18.1. If Supplier cannot meet a schedule release date, Supplier shall notify Customer and agree to provide functionally and economically equivalent interim solutions reasonably acceptable to Customer, at no charge, for features or Purchases not developed on time. At such time as the features or Purchases become available, Supplier will upgrade these interim solutions, at no cost to Customer not to exceed the price of the release, by a date mutually agreed upon by the parties.

20. Warranties. Supplier warrants that the Services shall conform to the requirements of this Exhibit B for a period of one (1) year including, but not limited to, specifications in all material respects. Customer at it's option may return non-conforming Licensed Software. The full warranty period shall be extended and commence upon Customer's Acceptance of the re-delivered software.

21. Work Product. All items, in any medium, prepared or originated by or for Supplier specifically for Customer at Customer's request in connection with the Software and/or Services shall be the exclusive property of Customer and shall be deemed to be works for hire, and to the extent they may not be works for hire, Supplier assigns to Customer all rights, title and interest in and to such items ("Work Product"), including rights to copyright. If Work Product includes items previously developed or copyrighted by Supplier, Supplier hereby grants to Customer an unrestricted, royalty-free, perpetual, irrevocable license to copy, use, disclose and sublicense such Work Product for any lawful purpose.

19. Product Change Notices. Changes to Base Licensed Software Release, Materiel, and Supplier's SMDR Product Line shall be made in accordance with U S WEST Technical Publication 77354 entitled "Guidelines for Product Change Notices." Supplier shall distribute to:

                    US WEST Communications, Inc.
                    SMDR Tier II Technical Support
                    1005 17th Street
                    Denver, CO 80202

20. Source Code Availability. Supplier agrees that the entire source code for Software, together with all related listings and documentation, as now exists or hereafter becomes available including, but not limited to, the then current version(s) of Software being used by Customer will, at Customer's option, be deposited, maintained by a third party accessible to Customer upon Customer's request or rights transferred to Customer.

21. Warranties. See Warranties Section under General Terms and Conditions.


Confidential. Disclose and distribute solely to those individuals who have a need to know.

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                                                     Agreement No. 97050894*SL*1


--------------------------------------------------------------------------------
The parties intending to be legally bound have caused this Software Support and Maintenance Services Schedule, specific to SMDR, No. 97050894*SL*2 to be executed by their duly authorized representatives.

U S WEST Business Resources, Inc., as agent for U S WEST
Communications, Inc., (Customer)

/s/ Daniel J. Buckstein
--------------------------------------
(Authorized Signature)

Daniel J. Buckstein
--------------------------------------
(Print or Type Name of Signatory)

Contract Agent
--------------------------------------
(Title)

3/23/98
--------------------------------------
(Execution Date)


Axiom, Inc., (Supplier)


/s/ Greg R. Fegley
--------------------------------------
(Authorized Signature

Greg R. Fegley
--------------------------------------
(Print or Type Name of Signatory)

V.P. Operations Support
--------------------------------------
(Title)

March 25, 1998
--------------------------------------
(Execution Date)

--------------------------------------------------------------------------------


Confidential. Disclose and distribute solely to those individuals who have a need to know.

                                       6
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                                                          Agreement No. 97050894


--------------------------------------------------------------------------------

                                    AGREEMENT

This Agreement is made by and between U S WEST Communications, Inc. with offices for transaction of business located at 700 West Mineral Ave., Littleton, Colorado 80120, as agent for the U S WEST Company(ies) identified herein ("Customer"), and Axiom, Inc. with offices for transaction of business located at 351 New Albany Road, Moorestown, New Jersey 08057 ("Supplier").

In consideration of the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

--------------------------------------------------------------------------------

                          GENERAL TERMS AND CONDITIONS

1. Definitions: The terms defined herein shall have the meanings set forth below.

     1.1. "Acceptance," if applicable, is defined in the Special Provisions Module(s).

     1.2. "Agreement" means this written contract between Customer and Supplier, including the General Terms and Conditions and all Special Provisions Modules, together with Schedule(s), exhibits, any other attachments, Order(s), and amendments to this Agreement.

     1.3. "Confidential Information" is defined in Article 6.

     1.4. "Customer" means U S WEST Communications, Inc. Customer shall also have the right to designate Affiliate(s) who may purchase under this Agreement as Customer, and such Affiliate(s) shall become additional Customer(s) under this Agreement upon Customer's written notice to Supplier. For purposes of this paragraph 1.4, "Affiliate" means any entity which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, Customer. For purposes of this paragraph 1.4, "control" means (i) in the case of corporate entities, direct or indirect ownership of twenty percent (20%) or more of the stock or shares entitled to vote for the election of the board of directors or other governing body of the entity; and (ii) in the case of non-corporate entities, direct or indirect ownership of twenty percent (20%) or greater of the equity interest.

     1.5. "Deliver" ("Delivery") means Customer's receipt of Purchases at the location specified in any Order(s) or in this Agreement.

     1.6. "Documentation" means tangible or intangible information necessary for the use, planning, engineering, installation, operation and maintenance of Purchases, including but not limited to: Specifications, user manuals, test data, flow charts, data file listings, loading and unloading procedures, machine configuration information, programs, routines, subroutines, or related information.

     1.7. "Liabilities" shall mean all liabilities, claims, judgments, losses, orders, awards, damages, costs, fines, penalties, costs of defense, and attorneys' fees.

     1.8. "Order(s)" means a written or electronic offer by Customer which shall be deemed to incorporate all provisions of this Agreement.

     1.9 "Product(s)" means those goods, supplies, materials, articles, items, parts, components, assemblies, and the incidental associated Software, listed and/or described in this Agreement or any Module(s), Schedule(s), Order(s) and/or other attachments to this Agreement. "Purchases" means all Product(s), Software and/or Services described in this Agreement, Module(s), or on Schedule(s), Order(s), and/or other attachments to this Agreement.

     1.11. "Schedule(s)" means a written instrument made part of this Agreement describing such things as the Purchase(s), price, Specifications, warranty terms and related shipping and delivery instructions.

     1.12. "Services" means any work performed by or for Supplier under this Agreement, including any deliverables resulting from or incidental to the Services, as listed and/or described in this Agreement, Module(s), or any Schedule(s). Order(s) and/or other attachments to this Agreement.

     1.13. "Software" means computer programs as listed and/or described in this Agreement, Module(s) or any Schedule(s), Order(s) and/or other attachments to this Agreement, and the related Documentation. "Software" includes, without limitation, all versions and all updates, enhancements and corrections, together with operating instructions, user manuals, training materials and other Documentation. "Software" does not include source code or proprietary design documentation, unless otherwise agreed to in writing by the parties.

     1.14. "Special Provisions Module(s)" or "Module(s)" means, as applicable, the Special Provisions Module-Software License and Services, and/or the Special Provisions Module-Services, and/or the Special Provisions Module-Product(s), and/or any other similar set of provisions which are attached to the General Terms and Conditions and form part of this Agreement.

     1.15. "Specifications" means technical, functional, operational and other criteria and/or performance requirements for Purchases, in any medium, which criteria and/or requirements are referenced in or made part of this Agreement, and schematics, prototypes, models, Supplier's proposals and literature, and/or Documentation furnished to Customer.

2. Term: This Agreement shall be effective as of March 31, 1998, and shall continue through March 31, 1999. This Agreement shall thereafter automatically renew for successive


Confidential. Disclose and distribute solely to those individuals who have a need to know.
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                                                          Agreement No. 97050894


periods of one (1) year each unless a party gives written notice of intention to terminate at least one hundred twenty (120) days before the end of any term, or this Agreement is terminated or canceled under Articles 21 or 22. The Special Provisions Modules, Schedules and/or other parts of this Agreement may specify a different term(s) applicable specifically to that portion of this Agreement. If any such specific term continues beyond this Agreement the General Terms and Conditions and other applicable provisions of this Agreement shall continue to govern that portion of this Agreement.

3.   Invoices, Payments, Setoff, Taxes:

     3.1. Supplier shall issue invoices in the format required by Customer within thirty (30) days following Delivery of Products or Software or completion of Services, which itemize all charges, costs, taxes and Software license fees separately. No term or condition of any invoice shall be binding upon Customer, and Customer hereby objects to any terms inconsistent with or additional to the terms and conditions of this Agreement.

     3.2. Correct and undisputed amounts on invoices shall be paid within thirty
     (30) days following receipt of the invoice and following Delivery of Products or Software or completion of Services, unless otherwise provided in a Schedule or other attachment. Notwithstanding the foregoing, payment shall not be due then if on or before the due date Customer notifies Supplier of rejection or non-Acceptance of Purchase(s). Disputed amounts on invoices shall be paid within thirty (30) days after resolution of dispute. Supplier agrees to provide to Customer reasonable supporting documentation concerning any disputed amount within thirty (30) days after Customer notifies Supplier of the dispute.

     3.3. Credits due to Customer may be applied against amounts owed to Supplier. If no amounts are owed by Customer to Supplier, Supplier shall issue payment within thirty (30) days of Customer's written request, unless otherwise mutually agreed upon.

     3.4. Payment shall not constitute Acceptance or approval of the Purchases or a waiver by Customer of any right to require fulfillment of all terms and conditions of this Agreement.

     3.5. The act of submission of an invoice constitutes Supplier's certification that all claims, liens and causes of action, if any, for the payment of wages or salaries or the payment of charges for materials, tools, machinery or supplies have been satisfied, released or settled. Customer reserves the right before making payments to require Supplier to furnish sufficient evidence that all claims, liens and causes of action have been satisfied, released or settled. If satisfactory evidence is not furnished, the amount of such claims, liens and causes of action may be withheld from any monies otherwise payable to Supplier hereunder until such evidence of payment or a bond to indemnify Customer against any such claims, liens, and causes of action has been furnished.

     3.6. All claims for monies due from Customer shall be subject to deduction or setoff by Customer for any claim arising out of any transaction with Supplier.

     3.7. Supplier shall be responsible for any and all taxes including, without limitation, the income, payroll, sales, use, gross receipts, real estate, personal property or other taxes imposed upon Supplier. Supplier will indemnify and hold harmless Customer for any loss or damage (including without limitation any penalties and interest) sustained because of Supplier's failure to pay such taxes. Customer will be responsible only for the sales or transaction taxes that are directly imposed upon any of the Purchases furnished in accordance with this Agreement, and such sales or transaction taxes shall be listed separately on Supplier's invoices.

4. Records: Supplier shall maintain complete and accurate records of all amounts billable to and payments made by Customer hereunder in accordance with recognized accounting practices. Supplier shall retain such records for a period of four (4) years from the date of payment for Purchases covered thereby. During the term of this Agreement and the respective periods in which Supplier is required to maintain such records, Customer and its authorized agents and representatives shall have access to such records for purposes of audit during Supplier's normal business hours.

5.   Warranties:

     5.1. Supplier warrants that it has all rights, title, and interest, free of all liens and encumbrances, in and to all Product(s) and Software sold, leased or licensed to Customer, except that for Software which is not owned by Supplier. Supplier warrants that it has the right to grant the licenses granted hereunder.

     5.2. Supplier warrants that Purchases shall conform to all descriptions, Specifications, statements of work, representations, and other requirements set forth in this Agreement, Module(s), Schedule(s) and/or any Order(s); and will be free from defects in materials, performance, workmanship, and design. Supplier further warrants it will perform Services with promptness, diligence and in accordance with the highest standards in the field to the reasonable satisfaction of Customer.

     5.3. Any specific warranty periods shall be as set forth in the Special Provisions Module(s) and/or Schedule(s).

     5.4. Supplier represents and warrants that the [Software, Hardware, Services, Products] will record, store, process, calculate and present calendar dates falling on and after (and if applicable, spans of time including) Jan. 1, 2000, and will calculate any information dependent on or relating to such dates in the same manner, and with the functionality, data integrity and performance, as the [Software, Hardware, Services, Products] records, stores, processes, calculates and presents calendar dates on or before Dec. 31, 1999, or calculates any information dependent on or relating to such dates; and, without limiting the foregoing.

     Supplier represents and warrants that the [Software, Hardware, Services, Products] (i) will lose no functionality with respect to the introduction of records containing dates falling on or after Jan. 1, 2000 and (ii) will be interoperable with other software, hardware, and products used by


Confidential. Disclose and distribute solely to those individuals who have a need to know.

                                       2
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                                                          Agreement No. 97050894


Customer ("Other Software") that may deliver records to the [Software, Hardware, Services, Products] or receive records from or interact with the [Software, Hardware, Services, Products], including but not limited to back-up and archived data. Supplier agrees that Customer may request a test script from Supplier to validate that the [Software, Hardware, Services, Products] is 2000 Compliant and to determine the latest future date that the [Software, Hardware, Services, Products] is able to process.

All products (including hardware and software) heretofore provided to Customer by Supplier, whether hereunder or under separate agreements, if not currently capable of using or rendering date or time-sensitive data or supporting interoperability in the manner described above, but still under maintenance, shall be modified or replaced by Supplier with products that provide all existing functionality and are so capable, by a date no later than Jan. 1, 1999, without incremental charge therefor. If Supplier is unable to modify or replace such products in compliance with this section, or Supplier fails to do so, Supplier shall refund to Customer any and all amounts paid by Customer with respect to the Supplier product.

In addition, Supplier will indemnify and hold Customer harmless from and against any and all liability, loss, or expense (including reasonable attorneys fees) arising out of or resulting from any breach of this warranty. Notwithstanding anything to the contrary set forth in this Agreement, breach of this warranty shall not be subject to any provisions regarding limitations of Supplier's liability.

5.5. Warranties will not be affected by removal, relocation, or resale of Product(s), and warranties shall survive inspection, Acceptance and payment. Warranties shall run to Customer, its agents, successors in interest, assigns and customers.

5.6. Supplier shall promptly correct or make good nonconforming Purchases, to the reasonable approval and acceptance of Customer, at no cost to Customer.

     5.6.1. Non-conforming Purchases shall be either corrected on-site or returned to Supplier for correction, at Supplier's expense and at Customer's option. Customer agrees to be reasonable in requiring on-site corrections.

     5.6.2. If the non-conformity has not been corrected within thirty (30) days from the receipt of Customer's written notification of such non-conformity, Customer shall have the right to have such non-conformity remedied at the expense of the Supplier. Suppliers liability is limited and such liability is as follows:

     Limitation of Warranties
     ------------------------

     The foregoing states Axiom's sole and exclusive warranty to Customer covering the product(s), deliverables hereunder. Axiom makes no additional warranties, express, implied, arising from course of dealing or usage of trade, as to any matter whatsoever. In particular, any and all warranties of merchantability, fitness for a particular purpose, are expressly excluded. Without limiting the generality of the foregoing, Axiom will have no liability to Customer if any failure of performance by the product(s) hereunder is covered by the use of such deliverables in connection or in combination with equipment, devices or software not delivered, recommended or approved in writing by Axiom (if such failure of performance could have been avoided by the use of the unmodified deliverable with other equipment, devices, or software) or the use of any such deliverable in a manner for which was not intended or use of other than the most current release or version of the deliverable if such failure would have been prevented by the use of such release or version.

5.7. These Warranties are not sole and exclusive but are in addition to, and do not limit, any rights afforded to Customer by this Agreement or as provided by law.

5.8. Limitation of Liability: In no event shall either party be liable to the other party or to any third party for any indirect, exemplary, incidental, special or consequential damages arising out of or otherwise relating to this Agreement, the services provided hereunder of the use or performance of the Products or any portion thereof, however caused, whether based upon breach of warranty, breach of contract, negligence, tort or any other legal theory, even if such party has been advised of the possibility or likelihood of such damages. Such excluded damages include but are not limited to loss of profits, loss of savings or revenue, loss of data, loss of use of software, documentation, computer equipment or any associated equipment, cost of capital, cost of any substitute equipment or software, facilities or services. downtime, claims of third parties or injury to person or property. Without limiting the foregoing, Supplier's liability for any claim arising out of or related to this Agreement shall in no event exceed the fees actually paid under this Agreement during the twelve (12) months prior to the occurrence of the event for which such liability exists.


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need to know.

                                       3
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                                                          Agreement No. 97050894


6.   Confidential Information:

     6.1. Confidential Information shall mean any technical or business information, including third-party information, marked as confidential or proprietary and furnished, disclosed or made available in connection with this Agreement, in any form or medium, by one party to the other, including, without limitation, Specifications, prototypes, Software, models, drawings, marketing plans, financial data and personnel statistics. Confidential Information in oral form must be identified as confidential at the time of disclosure and confirmed as such in writing within thirty (30) days of such disclosure. Confidential Information does not include information which (1) the recipient knew or had in its possession, prior to disclosure, without confidential limitation; (2) is independently developed by the recipient without breach of this Agreement; (3) becomes publicly available without breach of this Agreement; (4) is received rightfully from a third party and without obligation of confidentiality; or (5) is disclosed without restriction by the disclosing party.

     6.2. If the parties deem it necessary and request to receive Confidential Information from each other, the parties agree:

          6.2.1. To maintain and use Confidential Information only for the purposes of this Agreement and only as permitted herein. To only make copies as specifically authorized and with the same confidential or proprietary notices as are on the original.

          6.2.2. To restrict access and disclosure of Confidential Information to their employees, agents and contractors who have a "need to know," and who agree to maintain confidentiality in accordance with this Article.

          6.2.3. To treat Confidential Information as confidential for a period of three (3) years from the date of receipt.

     6.3. Confidential Information shall at all times remain the property of the disclosing party. Upon request, Confidential Information shall be returned to the disclosing party upon termination, cancellation or expiration of this Agreement.

     6.4. Except as may be required by applicable law, regulations, legal or agency order, demand or process, neither party shall disclose to a third party any Confidential Information or the contents of this Agreement without the prior written consent of the other party. In the case of required disclosures, the owner of Confidential Information shall, to the extent reasonably possible, be given notice prior to the disclosure and an opportunity to seek an appropriate protective order. The obligations of this Article shall be satisfied by handling Confidential Information with the same degree of care which the receiving party applies to its own similar confidential information but in no event less than reasonable care. Customer's liability under this Article shall be subject to the same limitations as set forth in Article 22.4. The obligations of this Article shall survive the expiration, cancellation or termination of this Agreement.

7.   Ownership:

     7.1 Work Product(s) shall mean all information, materials, products, drawings, specifications, reports, proposals, and any other items, in any medium, and any ideas, designs, concepts, techniques, inventions, discoveries, improvements, software, documentation, and original works of authorship, developed by Supplier or its contractors that result in, are used with, or are delivered as part of the Purchases.

     7.2 General. Except as provided in Section 7.2 below, Supplier shall retain ownership of all Work Product(s) as well as any intellectual property right related to the Work Product(s) or Purchases, including but not limited to, copyright, trademark, patent, and trade secrets.

     7.3 Ownership of Custom Stand Alone Modules. In the event that (1) Supplier creates a separate module of Software only for Customer (such software, both in executable and source code form shall be referred to as `Stand Alone Software', and (2) the Schedule for the Stand Alone Software expressly grants ownership to Customer, then, (a) the portions of the Stand Alone Software created specifically for the Customer shall be deemed to be a work made for hire, or in the event that it is not a work made for hire Supplier shall assign all right, title and interest in the Stand Alone Software to Customer, (b) Supplier shall assist Customer (at Customers expense) in perfecting any right that it may have in such Stand Alone Software, and (c) Supplier shall deliver to Customer both executable and source code forms for such Stand Alone Software along with related documentation, flow charts, and programmers notes. Supplier shall retain ownership interest in any portions of the Stand Alone Software not created specifically for the Customer (`Prior Existing Software'), and Supplier hereby grants Customer a fully paid-up, perpetual, irrevocable, worldwide, non-exclusive license to use, copy, transfer, display, distribute, sublicense, modify and create derivative from the Prior Existing Software in both executable and source code form. Prior Existing Software shall only include software that Supplier either (i) identifies to Customer in writing prior to or contemporaneously with delivery of the Stand Alone Software (by identifying the names of prior existing software modules without revealing the source code for such modules), or (ii) can reasonably demonstrate existed prior to commencement of development of the Stand Alone Module.

7.4 Neither party grants the other party any express or implied licenses under any patents, copyrights or trademarks, except to the extent necessary for each party to fulfill its obligations to the other under this Agreement.

8.   Independent Contractor:

     8.1. Supplier warrants and agrees that it is engaged in an independent business and that it and its employees and agents will perform under this Agreement as independent contractors and not as agents or employees of Customer; and that it will maintain complete control over performance by its employees, agents and subcontractors. Customer is not liable for debts or expenses incurred by Supplier, its employees, agents and subcontractors.

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     Nothing in this Agreement or any subcontract shall create any contractual relationship or liabilities between any agent or subcontractor and Customer. Supplier shall be responsible for its own acts and those of its agents, employees and subcontractors in connection with performance of this Agreement.

     8.2. Supplier will be solely responsible for all matters relating to payment of its employees, including compliance with workers' compensation, unemployment, disability insurance, social security withholding, and all other federal, state and local laws, rules and regulations governing such matters. Supplier and its employees are not entitled to unemployment insurance benefits as a result of performing under this Agreement unless unemployment compensation coverage is provided by Supplier. Supplier is responsible for and shall pay all assessable federal and state income tax on amounts paid under this Agreement.

9. Subcontractors: Supplier shall obtain Customer's written consent, which consent will not be unreasonably withheld, prior to subcontracting any obligations hereunder. Such requirement shall not apply to purchases of incidental, standard commercial supplies or raw materials.

10. Plant And Work Rules: Each party while on the premises of the other shall comply with all plant rules and regulations including. where required by governmental regulation, submission of satisfactory clearance from the appropriate governmental authorities.

11.  Indemnity:

     11.1. Supplier shall indemnify and hold harmless Customer, its owners, parents, subsidiaries, affiliates, agents, directors and employees against all Liabilities to the extent they arise from or in connection with: (1) the fault or negligence of Supplier, its officers, employees, agents, subcontractors and/or representatives; and/or (2) the furnishing, performance or use of any Purchases under this Agreement or any product liability claims relating to any Purchases; and/or (3) failure by Supplier, its officers, employees, agents, subcontractors and/or representatives to comply with Article 19 "Compliance with Laws;" and/or (4) assertions under workers' compensation or similar employee benefit acts by Supplier or its employees, agents, subcontractors, or subcontractors' employees or agents. Suppliers liability under this Article shall be subject to the same limitation as set forth in article 22.3.

     11.2. Customer shall indemnify and hold harmless Supplier, its owners, parents, subsidiaries, affiliates, agents, directors and employees against all Liabilities to the extent they arise from or in connection with: (1) the fault or negligence of Customer, its officers, employees, agents, subcontractors and/or representatives; and/or (2) failure by Customer, its officers, employees, agents, subcontractors and/or representatives to comply with Article 19 "Compliance with Laws," and/or (3) assertions under workers' compensation or similar employee benefit acts by Customer or its employees. agents, subcontractors, or subcontractors' employees or agents. Customer's liability under this Article shall be subject to the same limitations as set forth in Article 22.4.

12.  Patent, Trademark, Copyright or Trade Secret Indemnification:

     12.1. Supplier shall, at its expense, indemnify, hold harmless, and defend Customer, its owners, parents. subsidiaries, affiliates, agents, directors, and employees against all Liabilities that arise from or in connection with any infringement or claim of infringement of any patent, trademark, copyright, trade secret or other intellectual property right, relating to the Purchases and/or the use thereof. Customer may have its own counsel participate in the defense of any such claim or action at its expense.

     12.2. If any Purchase becomes, or in Supplier's reasonable opinion is likely to become, the subject of a preliminary or final order or judgment against Customer's use of any Purchase(s) due to such a claim of infringement, Supplier shall, at its expense, either procure the right for Customer to continue using such Purchase(s) or replace or modify the same so as to become non-infringing, while remaining compatible, functionally equivalent and in conformity with the requirements of this Agreement. If neither of the foregoing alternatives is reasonably possible, Supplier shall refund to Customer an appropriate pro rata portion of amounts paid pursuant to this Agreement and reimburse Customer for all reasonable expenses of removal and replacement.

13. Insurance: Supplier shall at all times during the term of this Agreement, at its own cost and expense, carry and maintain at a minimum, the insurance coverage listed below with insurers having a "Best's" rating of at least B+XIII. Supplier shall not commence any work hereunder until Supplier has fulfilled all insurance requirements herein. Supplier shall require its subcontractors and agents to maintain the same insurance coverage listed below.

     13.1. Workers' Compensation insurance with statutory limits as required in the state(s) of operation; and providing coverage for any Supplier employee entering onto Customer premises, even if not required by statute. Employers' Liability or "Stop Gap" insurance with limits of not less than $100,000 each accident.

     13.2. Commercial General Liability Insurance covering claims for bodily injury, death, personal injury or property damage occurring or arising out of the performance of this Agreement, including coverage for independent contractor's protection (required if any work will be subcontracted), premises-operations, products/completed operations and contractual liability with respect to the liability assumed by Supplier hereunder. The limits of insurance shall not be less than:

          Each Occurrence               $ 1,000,000.00
          General Aggregate Limit       $ 2,000,000.00
          Products-Completed
          Operations Limit              $ 1,000,000.00
          Personal and Advertising


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          Injury Limit                  $ 1,000,000.00

     13.3. Comprehensive Automobile Liability Insurance covering ownership, operation and maintenance of all owned, non-owned and hired motor vehicles used in connection with the performance of this Agreement, with limits of at least $1,000,000 per occurrence for bodily injury and property damage.

     13.4. The insurance limits required herein may be obtained through any combination of primary and excess or umbrella liability insurance. Supplier shall forward to Customer certificates of such insurance upon execution of this Agreement and upon any renewal of such insurance during the term of this Agreement. The certificate(s) shall provide that (1) Customer (including all participating affiliates) be named as an additional insured(s) as their interest may appear with respect to this Agreement; (2) thirty (30) days prior written notice of cancellation, material change or exclusions in the policy shall be given to Customer; (3) coverage is primary and not excess, or contributory with, any other valid and collectible insurance purchased or maintained by Customer.

     13.5. Any additional or different insurance requirements shall be specified in Module(s), Schedule(s) or Attachment(s) to this Agreement.

14. Advertising; Publicity: Neither party shall use the other party's names, marks, codes, drawings or Specifications in any advertising, promotional efforts or any publicity of any kind without the prior written permission of such other party.

15.  Assignment:

     15.1. This Agreement shall be binding upon the parties' respective successors and permitted assigns. Neither party may assign or delegate this Agreement and/or any of its rights and obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld. Any such attempted assignment shall be void. However, Customer may assign this Agreement and delegate any of its rights and/or obligations hereunder to its parents, subsidiaries, subsidiaries of its parents, or other affiliates, without the consent of Supplier. Any assignment of amounts payable is void to the extent that it attempts to impose on Customer obligations to the assignee, or to preclude Customer from dealing solely and directly with Supplier in all matters under this Agreement.

16. Force Majeure: Neither party shall be liable for failure to perform solely caused by unforeseeable force majeure circumstances beyond their control ("Force Majeure"). If such circumstances occur, the party injured by the other's inability to perform may elect to; (1) terminate this Agreement in whole or in part; or (2) suspend the Agreement, in whole or part, for the duration of the Force Majeure circumstances; or (3) terminate any affected Order(s) and delete the canceled quantity from its committed quantity for the year in which the canceled quantity was to have been purchased. The party experiencing the Force Majeure circumstances shall cooperate with and assist the injured party in all reasonable ways to minimize the impact of such circumstances on the injured party, including assisting in locating and arranging for substitute Purchases.

17. Time is of the Essence: Time is of the essence in performance hereunder and a significant and material term hereof.

18. Waiver: The failure of either party to exercise any right shall not be construed to be a waiver unless agreed upon in writing. A waiver in any one instance will not constitute an amendment to this Agreement or indicate any continued waiver of such right on any other occasion.

19.  Compliance with Laws:

     19.1. Supplier shall obtain and maintain at its own expense all permits and licenses and pay all fees required by law with respect to any Purchases and/or performance of this Agreement. The parties shall, in connection with performance of and Purchases under this Agreement, comply with all applicable federal, state, and local laws, ordinances, rules, regulations, court orders, and governmental or regulatory agency orders ("Laws"), including, without limitation;

           19.1.1. The Telecommunications Act of 1996 and all rules, regulations and orders issued in connection with that Act and this Agreement shall, to the greatest extent possible, be construed to be consistent with the same;

           19.1.2. Laws relating to non-discrimination in employment, fair employment practices, equal employment opportunity, employment opportunities for veterans, non-segregated facilities, and/or employment of the disabled, except to the extent a party is exempt therefrom; and the Laws and contract clauses required by those Laws to be made a part of this Agreement are incorporated herein by this reference;

           19.1.3. The Laws referred to in Article 8 "Independent Contractor";

           19.1.4, Supplier acknowledges that Purchase(s) and/or Confidential Information ("Exports") may be subject to U.S. and applicable foreign export laws or regulations. Supplier shall perform its obligations under this Agreement in a manner consistent with the requirements of all applicable U.S. and all applicable foreign laws and regulations, including the U.S. export laws and regulations, the Foreign Corrupt Practices Act, and anti-boycott laws, and U.S. export laws and regulations prohibiting the unauthorized export or re-export of certain items to residents of countries listed in U.S. Export Administration Regulations. Specifically, Supplier certifies and warrants that the shipment or provision of Exports, any associated technical data or information, or the direct product thereof, will not violate U.S. export laws or regulations, or the import laws and regulations of all applicable foreign states. Supplier shall be responsible for obtaining, recording, filing, maintaining, and paying for all export and import documentation including all licenses and permits.

           19.1.5. The Occupational Safety and Health Act of 1970 (as amended) and all other Laws relating to safety and health, including applicable motor carrier safety regulations. Supplier shall be solely responsible for its safety, the safety of its employees,


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           its subcontractors and agents, and its general work area, and the safety of Purchases hereunder so that all Purchases comply with safety and health Laws when used or performed. Supplier shall immediately remedy any non-compliance and indemnify and hold Customer harmless from any penalty, fine or Liabilities in connection therewith; and

           19.1.6. The Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (as amended), and all other Laws relating to that Act, and all other applicable environmental Laws, including Laws relating to hazardous materials, asbestos or toxic items. Supplier shall furnish Customer with Material Safety Data Sheets that comply with Laws and other environmental compliance data requested by Customer.

     19.2. The requirements of this Article 19 shall survive the expiration, termination or cancellation of this Agreement. All provisions of this Article shall also apply to all subcontractors, and similar terms shall be included in all Supplier's contracts with subcontractors.

20. Severability: Any term or provision of this Agreement which is held to be invalid, void, unenforceable or illegal will in no way affect, impair or invalidate the remaining terms or provisions, which will remain in full force and effect, consistent with the original intent of the parties. However, if such provision is an essential element of the Agreement, the parties shall promptly attempt to negotiate a substitute therefore.

21.  Termination of Agreement or Order(s):

     21.1. Customer shall have the right to terminate this Agreement and/or any Order(s), in whole or in part, upon thirty (30) days written notice to Supplier. Upon receipt of notice of termination, Supplier shall place no further orders, terminate contracts, take such action as directed by Customer, and cease work, all in accordance with Customers notice.

     21.2. For Orders terminated by Customer after Supplier's Acceptance in writing, between forty-six (46) and sixty (60) days prior to the delivery date as agreed to in an Order, the cancellation fee shall be twenty-five
     (25) percent of the value of the Materiel cancelled. For Orders terminated by Customer after Supplier's acceptance, between one (1) and forty-five
     (45) days prior to the delivery date as agreed to in an Order, the cancellation fee shall be thirty-seven and one half (37.5) percent of the value of the Materiel cancelled. Customer reserves the right to cancel any Order, or any portion thereof, which is not delivered within five (5) calendar days after the date as agreed to in an Order incurring no liability whatsoever.

22.  Cancellation for Default:

     22.1. Either party may cancel this Agreement and/or any Order(s), in whole or part, without liability, by giving written notice of breach or default if the other:

     1) becomes insolvent, unable to pay debts when due, or the subject of bankruptcy proceeding not terminated within thirty (30) days of any filing; or makes a general assignment for the benefit of creditors; or if a receiver is appointed for substantially all of its property; provided however that Customer may not terminate pursuant to this subclause (1) unless Supplier is in material breach of this agreement; or

     2) materially breaches or defaults on its obligations under this agreement and, if the breach or default can be cured, fails to cure the breach or default within thirty (30) days after receipt of written notice expressly stating a breach has occurred and reasonably describing such breach, provided that such termination may only occur so long as such breach remains uncured; or

     3) commits more than three (3) material breaches of this Agreement in a four (4) month period, provided written notice of each such breach, expressly stating a breach has occurred and reasonably describing such breach, has been promptly provided to the breaching party.

     22.2. If Services are being provided, Customer shall have the right to take over and complete the Services at Supplier's expense.

     22.3. If Customer cancels this Agreement and/or any Order(s) for Supplier's default or breach, it shall be entitled to recover from Supplier all losses, damages and expenses incurred as a result of Supplier's default or breach. Supplier shall refund to Customer amounts previously paid for Purchases which, due to such cancellation, cannot reasonably be used by Customer, and shall bear all expenses for their removal and return. Supplier shall, at Customer's option, promptly remove Purchases or bear the cost of removal. Supplier shall restore or bear the expenses of restoration of Customer's property to its original condition at the direction of Customer and refund to Customer all monies previously paid for such Purchases.

     22.4. If Supplier cancels this Agreement and/or any Order(s) for Customer's default or breach, it may recover from Customer reasonable expenses incurred as a direct result of Customer's default or breach, which shall not exceed the amounts which Customer has not yet paid under the terms hereof. Customer shall not be liable for incidental, consequential or indirect damages, including but not limited to lost profits or unallocated overhead.

     22.5. Any cancellation by Customer under this Article which is set aside or deemed wrongful will be deemed a termination under Article 21 "Termination of Agreement or Order(s)" of this Agreement.

23.  Dispute Resolution:

     23.1. Any claim, controversy or dispute which arises between the parties, their agents, employees, officers, directors or affiliates ("Dispute") which the parties are unable to settle through consultation and negotiation may be mediated under the Commercial Mediation Rules of the American Arbitration Association ("AAA") by a mutually acceptable mediator. Any Dispute which cannot be resolved through negotiation or mediation shall be resolved by binding arbitration as provided in this Article. The arbitrability of claims shall be determined under the Federal Arbitration Act, 9 USC Secs. 1-16. Notwithstanding the


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                                                          Agreement No. 97050894


     foregoing, the parties may cancel or terminate this Agreement in accordance with its terms and conditions without being required to follow the procedures set forth in this Article.

     23.2. A single arbitrator engaged in the practice of law, who is knowledgeable about the subject matter of this Agreement and the matter in Dispute, shall conduct the arbitration under the rules of the AAA then in effect, except as otherwise provided herein. The arbitrator shall be selected in accordance with AAA procedures from a list of qualified people maintained by the AAA. The arbitration shall be conducted in Denver, Colorado, and all expedited procedures prescribed by the AAA rules shall apply. The laws of Colorado shall govern the construction and interpretation of this Agreement. The arbitrator's decision and award shall be final, conclusive and binding, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof. In the event that a party must resort to judicial action to enforce any decision of the arbitrator, the other party shall pay the enforcing party's reasonable legal fees for such enforcement.

     23.3. Either party may request from the arbitrator injunctive relief to maintain the status quo until such time as the arbitration award is rendered or the Dispute is otherwise resolved. The arbitrator shall not have authority to award punitive damages. Each party shall bear its own costs and attorneys' fees, and the parties shall share equally the fees and expenses of the mediator and arbitrator.

     23.4. If any party files a judicial action asserting claims subject to arbitration, as prescribed herein, and another party successfully stays such action and/or compels arbitration of said claims, the party filing said action shall pay the other party's costs and expenses incurred in seeking such stay and/or compelling arbitration, including reasonable attorneys' fees.

     23.5. Supplier agrees that in the event of any Dispute between the parties, it will continue to provide Purchases without interruption.

     23.6. Supplier shall include in all contracts with its subcontractors provisions similar to those in this Article 23, requiring that all disputes in any way involving Customer shall be settled by binding arbitration.

24. Several Liability and Joint Discounts: The term Customer as used herein may be applicable to one or more parties and the singular shall include the plural. If more than one party is referred to as Customer herein, then their obligations and liabilities shall be several, not joint. Notwithstanding the foregoing, all Purchases under this Agreement and/or related agreements shall be cumulative for purposes of determining: (1) whether Customer has met any minimum purchase requirements; (2) credits which may be applicable; (3) Customer's forecasts; (4) the level of discount, if any, which shall apply to any Purchases; and (5) any other requirements or incentives based upon the volume or amount of Purchases.

25. Nonexclusive Agreement: It is expressly understood and agreed that this Agreement does not grant to Supplier any exclusive privileges or rights and Customer may contract with other suppliers for the procurement of comparable Purchases. Customer makes no guarantee or commitment for any minimum or maximum amount of Purchases hereunder.

26. Remedies Cumulative: The remedies provided herein shall be cumulative and in addition to any other remedies provided by law or equity.

27. Survival: The provisions of this Agreement that, by their sense and context, are intended to survive performance by either or both parties shall also survive the completion, expiration, termination or cancellation of this Agreement.

28. Amendments: No change or modification of any terms or conditions herein shall be valid or binding on either party unless made in writing and signed by authorized representatives of both parties.

29. M/WBE Subcontracting Plan: Support of Minority and Women Businesses is part of Customer's ongoing business strategy. If required by Customer, Supplier agrees and commits to subcontract in accordance with its subcontracting plan as approved by Customer, and such subcontracting plan shall be incorporated herein as an attachment to the General Terms and Conditions entitled "M/WBE Subcontracting Plan".

30. Electronic Data Interchange ("EDI"): It is Customer's objective to procure Purchases utilizing EDI. If Supplier is EDI capable, Customer and Supplier shall enter into a Trading Partner Arrangement to implement EDI transactions and such arrangement will be incorporated herein as an attachment to the General Terms and Conditions, entitled "Electronic Data Interchange."

31. Environmental: Supplier shall utilize its best efforts, wherever applicable to the Schedule, to; Provide environmentally preferable energy efficient Products and Services (based on EPA issued guidelines); provide Products and Services that eliminate or reduce the generation of hazardous waste/materials and the need for special material processing; and, Supplier shall provide Products and Services that promote the use of non-hazardous, recovered and recycled materials.

32. Entire Agreement: Terms and Conditions and all Special Provisions Modules, together with all incorporated Schedules, exhibits, Order(s), any other attachments, and amendments, shall constitute the entire Agreement between the parties. Any pre-printed terms and conditions on Order(s), acknowledgment forms, or other forms or documents shall not apply and are objected to. This Agreement supersedes all prior oral and written communications, agreements and understandings of the parties with respect to the subject of this Agreement.

33. Counterparts: This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

34. Authority; Joint Preparation: The parties represent and warrant that they are duly authorized and have received all necessary consents to enter into this Agreement, and that the signatories are duly authorized to bind the parties to this Agreement. Each party acknowledges that it has reviewed this Agreement and participated in its preparation and understands the provisions of this Agreement.


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                                                          Agreement No. 97050894


This Agreement and any ambiguous language shall not be construed against either party for having prepared it.

35. Supplier Relationship: It is the parties' objective to support and strengthen their working relationship to ensure performance and mutual satisfaction under this Agreement. In support of this objective, the parties may enter into and attach to the General Terms and Conditions an attachment. entitled "Working Relationship."
--------------------------------------------------------------------------------


U S WEST Business Resources, Inc. as agent for
U S WEST Communications, Inc. (Customer)

/s/ Michael S. Thomas
----------------------------------------------
(Authorized Signature)

Michael S. Thomas, C.P.M
----------------------------------------------
(Print or Type Name of Signatory)

Contract Agent
----------------------------------------------
(Title)

March 23, 1998
----------------------------------------------
(Execution Date)


Axiom, Inc.

/s/ Greg R. Fegley
----------------------------------------------
(Authorized Signature

Greg R. Fegley
----------------------------------------------
(Print or Type Name of Signatory)

V.P. Operations Support
----------------------------------------------
(Title)

March 25, 1998
----------------------------------------------
(Execution Date)

--------------------------------------------------------------------------------


Confidential. Disclose and distribute solely to those individuals who have a need to know.

                                        9
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                                                        Agreement No.:97050894*P

--------------------------------------------------------------------------------
SPECIAL PROVISIONS MODULE - PRODUCTS

This Special Provisions Module - Products ("this Module") is hereby attached to the General Terms and Conditions and is a part of Agreement No. 97050894, effective as of March 31, 1998, between U S WEST Communications, Inc. and Axiom, Inc. ("Supplier"). This Module is subject in all respects to the General Terms and Conditions, except that in the event of a conflict between this Module and any other portion of this Agreement, the terms and conditions of this Module shall govern for the purposes of this Module only. This Module establishes the terms and conditions under which Customer may purchase Products from Supplier from time to time pursuant to Schedule(s), Order(s) or other similar documents, in which the parties may agree to non-pre-printed additional terms and conditions which would apply for that Schedule or Order only. Any pre-printed terms and conditions on such documents shall not apply and are objected to.

--------------------------------------------------------------------------------

1. Definitions: In addition to the terms defined in the General Terms and Conditions, the following capitalized terms used in this Module shall have the following meanings for purposes of this Module only:

     1.1 "Customer" for purposes of this Module means U S WEST Communications, Inc.

     1.2 "Specifications" means, in addition to the items defined as Specifications in the General Terms and Conditions, the functional and operational characteristics of the Product(s) which may include, without limitation, samples, results of benchmark testing, Supplier's descriptions, drawings, and technical criteria, including physical, operating, timing, maintenance, compatibility and other characteristics.

2.   Order(s):

     2.1 Acknowledgment or performance, in whole or in part, shall constitute Supplier's acceptance of the Order(s). Acceptance of the Order(s) binds the parties to honor all dates, amounts and other requirements of the Order(s). Supplier shall accept all Order(s) which comply with the terms and conditions of this Agreement and any applicable Product Schedule(s). Supplier shall provide Customer with written acknowledgment of Order(s) in a time frame and format approved by Customer.

     2.2 If Supplier is unable to accept any Order(s) which differs from the terms and conditions of this Agreement and any applicable Product Schedule(s). Supplier shall provide Customer with a notice of non-acceptance within five (5) days of receipt of the Order(s). Failure by Supplier to give said written notice of non-acceptance within such period shall constitute Supplier's acceptance of the Order(s). Supplier's notice of non-acceptance shall state the modifications necessary to make it acceptable. The proposed modifications shall not be binding on Customer until accepted by Customer in writing.

     2.3 Customer may modify or terminate Order(s), in whole in part, at any time prior to Supplier's acceptance, or Customer's acceptance of a modified order, with no liability.

     2.4 When provisions of any Order(s) conflict with or supplement this Module or this Agreement, provisions of the Order(s) which are not pre-printed or otherwise in standard form shall control. Provisions of any Order(s) which are preprinted or otherwise in standard form shall have no effect and the terms and conditions of this Agreement shall control.

     2.5 Warranties or written representations made by Supplier under any Order(s) or in contemplation of any Order(s), shall be binding upon Supplier, for purposes of those Order(s).

     2.6 This Article shall not be waived, modified or amended except in writing executed by both parties.

3.   Inspection, Acceptance, Rejection And Revocation:

     3.1 Customer reserves the right to inspect Product(s) provided by Supplier and/or its subcontractors. All Product(s) shall be received subject to Customer's right of inspection, acceptance, rejection, and revocation.

     3.2 Customer's inspections are for the sole purpose of identifying Product(s) and verifying quantities received in order to provide a basis for payment to Supplier. Customer's inspections shall not be construed as final or as constituting acceptance of Product(s) or a waiver of any Customer's rights. If there are apparent defects, damage, deficiencies or failure to conform to the Agreement, Order(s) or Specifications, Customer shall have a reasonable period of time, which in no event shall be less than thirty (30) days after Delivery, to notify Supplier of any nonconformity. Customer's notification will be in writing.

     3.3 Customer reserves the right to inspect manufacturing facilities, processes and finished Product(s) prior to the shipment date to verify compliance with the Order(s), Specifications or this Agreement. Such inspection shall not relieve Supplier of any obligations under this Agreement or any Order(s), nor shall such inspection be deemed acceptance.

     3.4 Supplier shall have five (5) days, unless mutually agreed otherwise, to remedy non-conforming Product(s), at Supplier's own expense. Should Supplier fail to remedy the nonconformity, Customer, at the expense of Supplier, in its sole discretion may: (1) reject the applicable Product(s);
     (2) correct any nonconformity; (3) replace the applicable Product(s) with equivalent Product(s); or (4) cancel the applicable Order(s) and/or any unshipped portion and Supplier shall refund to Customer amounts paid for such Product(s). Supplier shall remove the non-conforming Product(s) and reimburse Customer for all costs of removing and returning such Product(s) to Supplier.

     3.5 Customer's receipt or the signing of receipt documents for Product(s) or the use of Product(s) for business, profit, revenue or any other purpose shall not constitute acceptance.


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                                                        Agreement No.:97050894*P


     3.6 Any repaired or replaced Product(s) by Supplier shall be subject to this Article.

     3.7 Customer reserves the right to conduct tests to ensure that Product(s) or any part thereof; (I) conform to the Specifications and the requirements of the Order(s); (2) perform as represented by Supplier; and (3) meet the needs of Customer. The acceptance period shall be the time frame as agreed upon by the parties for conducting said tests. Acceptance testing shall be as described in the applicable Schedule(s). Order(s) or other attachments. Product(s) provided for acceptance testing shall be for the purpose of evaluation only. Such evaluation shall not obligate Customer to procure Product(s) for future use, nor shall such usage be deemed acceptance.

     3.8 This Article shall not be construed as a limitation on remedies otherwise available under this Agreement or applicable law.

4. Furnishing Of Labor, Tools, Equipment, And Material: Supplier shall furnish, at its own cost and expense, all labor, supervision, machinery, tools, equipment, fuel, power, materials, expendable supplies, transportation, licenses, permits, bonds, and all other items that may be required or appropriate in the procurement of Product(s), except as otherwise specifically agreed to in the applicable Product Schedule(s).

5.   Shipping Containers And Packaging

     5.1 Product(s) shall he packaged by Supplier in packages, containers, reels or other enclosures or receptacles to ensure adequate protection against corrosion, static charge, discharge, deterioration and physical damage to ensure safe Delivery.

     5.2 All containers shipped by Supplier must utilize the specifications described in the Electronics Industries Association Specification EIA-556A. Outer Shipping Container Bar Code Label Standard, with the exception of references made to mixed loads. Customer does not wish to receive mixed load shipments.

     5.3 If applicable, all circuit pack packages shipped to Customer by Supplier must comply with the requirements of Bellcore Generic Requirements GR-1421-CORE, Issue I, dated June, 1994. Customer's exceptions to the publication are noted below:

          5.3.1 If Supplier's package is transparent it must meet the external CLEI TM Code labeling requirements of Bellcore Document TR-STS-000485. An over-pack is permissible to provide protection during shipping and handling.

          5.3.2 Packaging flammability requirements per Section 4.6 of Bellcore Generic Requirements GR-1421-CORE, Issue I, dated June, 1994 are acceptable but not required.

          5.3.3 Supplier's package should handle only one circuit pack at a time, but be capable of handling a variety of different sized circuit packs.

          5.3.4 Supplier's package must be capable of carrying documentation per
          Section 4.10.4 of Bellcore Generic Requirements GR-1421-CORE, Issue 1, dated June, 1994.

     5.4 Palletized loads should involve Product(s) that have a high production level that is usually ordered in pallet load lots. Palletized loads shall comply with the following and with the requirements of Customer, including but not limited to;

          5.4.1 Product(s) should be arranged and grouped to facilitate sorting at the storage point;

          5.4.2 Any reusable or expendable pallet may be used providing it permits fork-lift handling and has dimensions of 42" X 42";

          5.4.3 The maximum height of the pallet load shall not exceed 50";

          5.4.4 Unitized and mixed loads shall not exceed 2,500 lbs. in gross weight;

          5.4.5 Product(s) shall be secured to the pallet with non-metallic strapping. A minimum of two straps is required. Strapping will be of sufficient quantity, width, and thickness to preclude failure during transit and handling. The use of stretch netting film to secure the load to the pallet is permitted; and

          5.4.6 Containers that are too large or heavy to be palletized shall be shipped in their own containers, crates, or whatever else Product(s) would be shipped in and when practicable shall be skidded to facilitate fork-lift handling.

     5.5 Packages and containers shall be marked according to Customer's requirements. Supplier shall utilize the following guidelines and requirements of Customer in packing Product(s):

          5.5.1 Product(s) container shall be labeled with PID No. and Product(s) description;

          5.5.2 Date sensitive material noted on outside of container as required;

          5.5.3 Case quantity noted on case lots;

          5.5.4 Box quantity noted on each box; and

          5.5.5 Multiple items shall not be packaged in the same box.

6.   Compatibility Information; Licensing Technology:

     6.1 Upon request by Customer during the term of this Agreement or within three (3) years following its termination, cancellation or expiration, Supplier shall provide Customer with interface specifications describing the electrical, functional, physical and software interfaces of Product(s). Upon Customer's request, Supplier shall provide such data and information to other suppliers with whose products Customer requires Supplier's Product(s) to interface.

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                                                        Agreement No.:97050894*P


     6.2 Compatibility information which is proprietary and confidential shall be treated in accordance with the General Terms and Conditions Article entitled "Confidential Information".

     6.3 In the event that any Product(s) provided under this Module contain, provide or involve a protocol which will be present at a Customer network interface, and which technology is proprietary to Supplier, Supplier is required to provide to Customer assurance that a license will be made available to applicants under reasonable terms and conditions that are free of any unfair discrimination.

7.   Reports

     7.1  Monthly Reports

          Monthly Expenditure Report- This report is to include the following
          --------------------------
     elements (USWC PO number, date of PO, Supplier invoice number, item ordered, USWC job number, USWC office name. USWC contract name, date payment was received, dollar amount invoiced, any pending charges). The report is to be provided in hard copy and on a ASCII DOS formatted 3 1/2" disk.

     7.2  Quarterly Reports

          Program Management Report - This report (in contractor format) shall address the following items (program activities for the quarter, technology enhancements, program/order status, industry trends, important industry news items related suppliers performance).

          M/WBE Tier II Indirect Report- This is a quarterly furnished report on M/WBE activities. This report shall incorporate the following information: company name, contract number, M/WBE objectives, sales, percentage of sales, Axian purchases, African American purchases, Hispanic purchases, Native American purchases, total M/WBE purchases, non-minority women purchases (WBE), total M/WBE, and percentage of M/WBE.

     7. Notices: All notices in connection with this Module, unless otherwise specified, shall be addressed as set forth below and shall be deemed given:
     (1) as of the day they are deposited with DHL, Federal Express, Airborne or similar overnight courier, charges prepaid, return receipt requested, with a confirming telefax; or (2) as of the day of receipt if they are deposited in first class U. S. Mail, charges prepaid, return receipt requested; or
     (3) as of the day of receipt if they are hand delivered to;

          Supplier:
          ---------

          Axiom, Inc.

          351 New Albany Road

          Mooretown, New Jersey 08057-1177

          Attention: Mr. Greg Fegley

          Telefax: (609) 866-2439

          Customer:
          ---------

          U S WEST Communications, Inc.

          700 W. Mineral Avenue

          Littleton, Colorado 80120

          Attention: Mr. Michael S. Thomas, C.P.M.

          Telefax: (303) 707-9497

Either Party may change its notice address or recipient by giving written notice to the other Party of the change.

8. Transfer of Title: Customer shall have the right to transfer the title to the Products to a third party along with all rights and obligations with respect to any associated Software integral to the functioning of the Products, at no charge to Customer or to transferee. The transferee shall be subject to the same Software license conditions and restrictions as apply to Customer.


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                                                        Agreement NO.:97050894*P


9. Damage To Property: Supplier shall immediately notify Customer and third party owners of real or personal property of any loss of or damage to such property caused by Supplier. Supplier shall take precautions and necessary measures to prevent further damage. At Customer's or third party owner's option and direction, Supplier shall replace or temporarily repair such property and/or restore or replace Customer's or others' property to its original condition, place such property in operational condition or bear the cost of such restoration or replacement.

--------------------------------------------------------------------------------

The parties intending to be legally bound have caused this Special Provisions Module - Product to be executed by their duly authorized representatives and shall be deemed effective as of March 31, 1998.

U S WEST Business Resources, Inc. as agent for
U S WEST Communications., (Customer)

/s/ Michael S. Thomas
---------------------------------------------
(Authorized Signature)

Michael S. Thomas, C.P.M.
---------------------------------------------
(Print or Type Name of Signatory)

Contract Agent
---------------------------------------------
(Title)

March 25, 1998
---------------------------------------------
(Execution Date)


Axiom, Inc.

/s/ Greg R. Fegley
---------------------------------------------
(Authorized Signature)

Greg R. Fegley
---------------------------------------------
(Print or Type Name of Signatory)

V.P. Operations Support
---------------------------------------------
(Title)

March 25, 1998
---------------------------------------------
(Execution Date)

--------------------------------------------------------------------------------

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

                                                      Agreement No. 97050894*P*1

--------------------------------------------------------------------------------

                        PRODUCT SCHEDULE NO. 97050894*P*1

This Product Schedule No. 97050894*P*1 ("this Product Schedule") is attached to the Special Provisions Module - Products and is a part of Agreement No. 97050894, effective as of March 31, 1998, between U S WEST Communications, Inc. ("Customer") and Axiom, Inc. ("Supplier"). This Product Schedule is subject in all respects to the Special Provisions Module - Products, except that in the event of a conflict between this Product Schedule and the Special Provisions Module - Products, the terms and conditions of this Product Schedule shall govern for the purposes of this Product Schedule only.

--------------------------------------------------------------------------------

Scope:

     This Product Schedule establishes the terms and conditions under which Customer may purchase the Product(s) set forth herein from Supplier from time to time.

     "Customer" for purposes of this Product Schedule means U S WEST Communications, Inc.

     Supplier's price listing is incorporated herein by this reference as Supplier's representations. Customer shall have the right to rely upon such representations, except as expressly modified or otherwise deleted in this Agreement.

     Supplier hereby represents that its (Sterling Line of hardware and software will provide the necessary form, fit and functionality supporting "Automatic Message Accounting. Data Network System" AMA program offer within U S WEST Communications).

Term Of Product Schedule: This Product Schedule shall be effective from March 31, 1998 through March 31, 1999 unless terminated or canceled pursuant to the terms of this Agreement. The parties may extend the term or any subsequent term of this Product Schedule by executing a separate written agreement of extension prior to the expiration of the term.

Product(s) Description And Purchase Price: Supplier shall provide to Customer the Product(s) described in Exhibit "A," entitled "1998 Pricing and Configuration Guide For Billing Systems and Support Services, Revision A, effective January 1, 1998, a copy of which is attached hereto and by this reference incorporated herein.

For orders issued and dated on or after March 31, 1998, and for a period of one year, the prices, rates, charges or fees payable for Material, Licensed Software and Services purchased under this Agreement shall be, regardless of the shipment date, prices as set forth in Exhibit "A," entitled, "1998 Pricing and Configuration Guide for Billing Systems and Support Services, Revision A, dated January 1, 1998."

Supplier agrees to automatically extend, at least through (level 2), level of discount to any Orders placed under this Agreement, during the time that Customer is making payment under the Support Agreement.

     If Suppliers' published prices, rates, charges or fees on the shipment date of material and licensed software or the commencement date for Services are less than any prices, rates, charges or fees set forth in the Order. Customer shall have benefit of the lesser prices, rates, charges or fees.

Warranty Term: (Refer to Warranty Section of General Terms and Conditions)

     Supplier's warranty for Product(s) shall commence upon acceptance and shall continue thereafter for a period of one (1) year.
     The warranty period for any Product(s) corrected or replaced shall be 1 year from Delivery of the corrected or replaced Product(s) or the original warranty period, whichever period is longer.

Transportation, Shipping And Delivery:

     Supplier shall ship Product(s) in accordance with Customer's instructions. Product(s) shall be shipped FOB Origin, Freight prepaid and added to invoice (PPA). Customer shall have the right to designate the transportation carrier in any Order(s). Unless otherwise agreed, transportation charges shall be limited to actual common carrier charges.

     Customer may specify the Product(s) freight classifications in its Order(s).

     Unless otherwise agreed, transportation charges payable by Customer shall not exceed the lowest available cost of shipment between the Delivery location and Supplier's nearest facility from which Product(s) can normally be shipped. Nothing herein shall be construed to alter or amend the Delivery schedule contained in any Order(s).

     Customer shall obtain and maintain, at its expense, cargo and riggers insurance to cover the value of Product(s) being shipped.

     Supplier shall be responsible for all misdirected shipments. Misdirected shipments from Supplier shall be immediately reshipped by Supplier prepaid to the correct destination. Customer shall be entitled to deduct from Supplier's invoice all costs incurred by Customer due to the reshipping.

     Supplier's noncompliance with Customer's routing instructions shall render Supplier liable for all risk of loss and excess freight charges. Supplier shall be responsible for all charges


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                                                      Agreement No. 97050894*P*1


in excess of normal pricing, which result from deviation from normal service or routing by Supplier.

Supplier shall not use premium transportation without the prior written authorization of Customer. Premium transportation is any service that produces a transportation cost higher than the cost that would be incurred on a shipment via normal transportation.

It is understood and agreed to between the parties that Supplier remains fully responsible to meet the Delivery Date as specified in any Order(s) even though the Product(s) are shipped FOB Origin, Freight Prepaid and added to invoice or per Customer's instructions. If Supplier fails to meet a Delivery Date due to the sole negligence or fault of the common carrier transporting said Product(s), Supplier agrees to use its best efforts to: (a) reposition Customer to the front of Supplier's manufacturing schedule; and (b) promptly and immediately reship replacement Product(s) to Customer. Supplier will use reasonable efforts to maintain a safety stock inventory on long lead Product(s).

Supplier shall Deliver Product(s) in time to meet the Delivery Date; provided however; (a) Supplier shall not Deliver any Product(s) prior to the Delivery Date without Customer's consent; and (b) Customer and Supplier may agree in writing to change any Delivery Date.

Delivery interval(s) shall be as specified on each specific order.

Customer shall have the right to credit any late charge against Supplier's invoices. Customer's late charge shall not be deemed to constitute liquidated damages, and Customer reserves all remedies provided in this Agreement or at law.

Price Protection:

     For a period of one (1) year(s) after the effective date of this Product Schedule the prices, rates, charges or fees for Product(s) shall be as set forth in Paragraph 3, of this Product Schedule.

     Supplier warrants that the prices, rates, charges or fees for Product(s) sold hereunder are not less favorable than those currently and in the future extended to other customers for the same or similar Product(s) in similar quantities. Customer shall automatically have the benefit of any lower prices, rates, charges or fees. Supplier warrants that the prices shown on Order(s) are complete, and no additional charges (including but not limited to shipping, packaging, labeling, custom duties, storage, insurance, boxing and crating) shall be added to Order(s) without Customer's express written consent.

     Notwithstanding any other provision in this Product Schedule or Order(s), Supplier shall not Deliver Product(s) and Customer shall not be required to pay for Product(s) in excess of the quantity or requirements set forth in the Order(s) unless Customer has first executed a written acknowledgment to an Order(s) authorizing the increased expenditure.

     Customer and Supplier hereby agree to the following Price Discounts: (see Exhibit B for Discount Schedule).

     Customer and Supplier agree to the following Payment Discounts: Net 30 days.

Reports: (See Report Section, Item #7, in Product Module for reporting requirements)

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--------------------------------------------------------------------------------

The parties intending to be legally bound have caused this Product Schedule No. _____ to be executed by their duly authorized representatives.


U S WEST Business Resources, Inc., as agent for

U S WEST Communications, Inc., (Customer)

/s/ Michael S. Thomas
---------------------------------------------
(Authorized Signature)

Michael S. Thomas, C.P.M.
---------------------------------------------
(Print or Type Name of Signatory)

Contract Agent
---------------------------------------------
(Title)

March 25, 1998
---------------------------------------------
(Execution Date)


Axiom, Inc.

/s/ Greg R. Fegley
---------------------------------------------
(Authorized Signature)

Greg R. Fegley
---------------------------------------------
(Print or Type Name of Signatory)

V.P. Operations Support
---------------------------------------------
(Title)

March 25, 1998
---------------------------------------------
(Execution Date)

--------------------------------------------------------------------------------

                                                       Agreement No. 97050894*SL

--------------------------------------------------------------------------------

      SPECIAL PROVISIONS MODULE - SOFTWARE SUPPORT AND MAINTENANCE SERVICES

This Special Provisions Module - Software License and Services ("this Module") is hereby attached to the General Terms and Conditions and is a part of Agreement No. 97050894, effective as of March 31, 1998, between U S WEST Communications, Inc. ("Customer") and Axiom, Inc. ("Supplier"). This Module is subject in all respects to the General Terms and Conditions, except that in the event of a conflict between this Module and any other portion of this Agreement, the terms and conditions of this Module shall govern for the purposes of this Module only. This Module establishes the terms and conditions under which Customer may procure Software licenses and services from Supplier from time to time pursuant to Schedule(s), Order(s) or other similar documents, in which the parties may agree to non-pre-printed additional terms and conditions which would apply for that Schedule or Order only. Any pre-printed terms and conditions on such documents shall not apply and are objected to.

--------------------------------------------------------------------------------

1. Definitions: In addition to the terms defined in the General Terms and Conditions, the following capitalized terms used in this Module shall have the following meanings for purposes of this Module only:

     1.1 "Acceptance" (or "Accepted" or "Accept") is defined in Article 4 of this Module.

     1.2 "Customer" for purposes of this Module means U S WEST Communications, Inc., and any Affiliates who may purchase under this Agreement.

     1.3 "Custom Software" means special, custom development of software performed by Supplier at Customer's request.

     1.4 "Software" means, in addition to the definition of Software in the General Terms and Conditions, any Standard Software and/or Custom Software.

     1.5 "Standard Software" means Supplier's Software product(s) in the version(s) and release(s) made generally available for license and provided to customer under this agreement.

     1.6 "CPU License" means a license which grants to Customer the right to use Licensed Software on a single designated CPU. Any CPU license may be temporarily transferred to a backup CPU which may be at the same Customer site, another Customer site or at a site owned by a third party. Such back-up CPU shall be Materiel purchased by Customer from Supplier.

     1.7 "Delivery Date" means the date stated in an Order by which Licensed Software is required to be delivered.

     1.8 "Firmware" means a set of logical instructions represented by a pattern of bits contained in hardware.

     1.9 "Licensed Software" means Software programs, Base Licensed Software Releases, Maintenance Releases, and any other Software release associated with Materiel and Supplier's TeleProcessing Product Line for which Supplier has the right to grant licenses or sublicenses to Customer and for which Supplier shall receive a license fee.

     1.10 "Maintenance Support Services" ("MSS") means those services provided by Supplier to assist Customer in the maintenance of Materiel and Licensed Software both in and out of warranty.

     1.11 "Materiel" means goods, including but not limited to, equipment, apparatus, components, tools and supplies procured from Supplier under an order, and any associated Software and Firmware integral to its function.

     1.12 "Program Material" means information, whether tangible or intangible, associated with Licensed Software or Software, such as: test data, flow charts, data file listings, input/output formats, user instructions, Specifications, loading and unloading procedures, machine configuration information, programs, routines, subroutines, or related information necessary for the operation and maintenance of Licensed Software or Software. Program Material does not include source codes.

     1.13 "Base Licensed Software Release" shall mean new generic features and enhancement issues of Licensed Software which incorporates new features, enhancements and or maintenance items.

     1.14 "Maintenance Release" shall mean a Licensed Software generic issued to correct problems or nonconformances with the Licensed Software Release as identified by Customer or Supplier.

     1.15 "Sterling Product Line" means Supplier's Product Line shall include but not be limited to Supplier's Firmware and Licensed Software.

     1.16 "Software" means a set of logical instructions and tables of information which guide the functioning of a processor.

2. Term of Agreement: This Agreement shall commence on March 31, 1998 and continue in effect thereafter until March 31, 1999.

3.   Scope And Term Of License:

     3.1 Supplier grants Customer a nonexclusive, perpetual, irrevocable (except for mutual breach) license for the Software as may be ordered by Customer from time to time, in object code form, to use and make one backup copy for its business with no right to sublicense, unless otherwise specified in a Schedule, Order or other writing by the parties. Title to Software shall remain with Supplier. Supplier agrees that any licenses granted hereunder may be extended to any Affiliate on the terms and conditions of this Agreement, without charge. Any such Affiliate shall be added to this Module as an additional Customer. Customer may not, directly or indirectly, attempt to reverse engineer or decompile the Software.

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     3.2 Supplier grants to Customer a license to use (right-to-use - RTU) and make copies of documentation for software at no cost for its use which shall be delivered to Customer together with the Software. Supplier shall also provide, and grants to Customer a license to use and make copies, training materials necessary or helpful to use Software effectively, at no cost. The term "documentation" shall include such training materials.

     3.3 Copies of Software and Documentation made by Customer shall retain Supplier's copyright notices and proprietary markings. Customer may modify, correct or enhance Documentation in any manner, and Customer shall have all right, title and interest in and to any such modifications, enhancements and/or corrections, other than the pre-existing works belonging to Supplier.

     3.4 Customer may terminate this Module upon thirty (30) days written notice to Supplier. Such termination, and/or cancellation or expiration of the Agreement, shall not affect: (1) the licenses granted prior to the effective date of termination; (2) the remaining term of any Software Support and Maintenance Services: and/or (3) any obligations with respect to escrow of Software.

     3.5 The terms and conditions of this Section shall control unless modified by subsequent sections of this Agreement or in an Order in accordance with section entitled "Order Provisions."

4. Software Services: Customer may elect to have Supplier perform certain Services as set forth in a Schedule(s). Order(s) or other document, such as Software installation, Support and Maintenance, training, evaluation, Custom Development and/or consultation.

     4.1 Custom Software Development Services: Supplier agrees to develop and provide for Customer Custom Software along with related Documentation, as mutually agreed upon and as described in the Schedule(s) and/or Order(s), in accordance with the requirements of the Agreement.

     Unless the Custom Software is a Stand Alone Module and the Schedule provides that Customer shall own the Stand Alone Module, as provided in
     Article 7 of the General Terms and Conditions, ownership in the Custom Software and all related Work Product shall remain with Supplier and Customers use of the Custom Software shall be governed by the license granted in section 3.1 hereof.

     4.2 Software Support and Maintenance Services: For as long as Supplier offers support and/or maintenance services for the Software or similar software to any of its customers, Customer shall, at Customer's option and expense, be entitled to receive such Services. Customer may request Support and Maintenance Services in accordance with the applicable Schedule(s).

5.   Acceptance:

     5.1 Acceptance of Standard Software: For Standard Software, "Acceptance" (or "Accept" or "Acceptable" or "Accepted") means Customer's acknowledgment that Software conforms to the requirements of this Agreement Acceptance shall be deemed to occur on the earlier of: (1) the date Customer gives written acknowledgment, or (2) "Acceptance Period" means the forty-five (45 days after receipt of Licensed Software, during which Customer determines if Licensed Software conforms to Specifications and the requirements of an Order. The passage of forty-five (45) days shall not be deemed Acceptance for Licensed Software delivered prior to the Delivery Date without Customer's consent).

     5.2 Acceptance of Custom Software: Supplier shall install Custom Software unless otherwise provided in the applicable Schedule(s) or Order(s). Customer shall test Custom Software upon installation according to the Acceptance Test(s) described in the Schedule(s), Order(s) or other applicable document(s), with Supplier's support. The Custom Software shall be deemed Accepted after successful completion of the Acceptance Test(s) and a determination by Customer that the Custom Software is free from material error, and operates in conformance with the Documentation. Specifications and other requirements as set forth in this Agreement. Supplier agrees to provide support services during Acceptance Test(s) at no expense to Customer other than reimbursement of Supplier's expenses to the extent allowed under this Agreement.

     5.3 Acceptance of Documentation for Custom Software: Customer will review the Documentation delivered by Supplier for errors or defects, for conformance to the terms of this Agreement, including Specifications, and for consistency with the Software. Customer shall have the later of forty-five (45) days following Acceptance of the Software or delivery of all Documentation to Customer to complete such review. Customer shall notify Supplier during this period if Customer determines that corrections to the Documentation are required.

     5.4 Nonconformance, Rejection, Non-Acceptance: In the event the Software and/or Documentation is not Accepted by Customer, Supplier agrees to make any necessary corrections to the Software and/or Documentation. Unless otherwise agreed, the corrected Software and/or Documentation shall be delivered within fifteen (15) days after Customer notifies

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                                                       Agreement No. 97050894*SL

     Supplier that the Software and/or Documentation has not been Accepted. If the corrected Software and/or Documentation is still not Accepted. Customer may, at its option, terminate the applicable Schedule(s) and/or Order(s) in whole or in part, effective immediately upon notice, and shall receive reimbursement of all payments made to Supplier under the terminated Schedule(s) and/or Order(s) within five (5) days following the termination notice.

6.   Order Acceptance, Modification and Termination:

     6.1 If Supplier is unable to accept an Order as received, Supplier shall provide Customer with a notice of non-acceptance within ten (10) business days of receipt of the Order. The notice shall state the modifications necessary to make the Order acceptable. The proposed modifications shall not be binding on Customer until accepted by Customer in writing. If Supplier fails to notify Customer of non-acceptance within ten (10) business days the Order will be deemed accepted by Supplier.

     6.2 Licensed Software shall be Delivered to Customer by the date agreed to in an Order. Supplier shall, at Customer's option, either reduce the invoice for such Licensed Software by an amount equal to five tenths of one percent (0.5%) of cost of the Licensed Software Release, as identified in Exhibit B, "Pricing", per business day for each business day the Licensed Software has not been Delivered beginning five (5) business days after the Delivery Date agreed to in an Order, up to a maximum of ten (10%) percent of the Software Licensed fee unless otherwise agreed in writing, or, credit Customer an amount equal to five tenths of one percent (0.5%) of the value of the Licensed Software per business day, beginning five (5) business days after the Delivery Date agreed to in an Order, up to a maximum of 10 percent (10%) of the Software Licensed fee. In the event Customer and Supplier mutually agree to changes to the requirements of an Order, the Order will be modified to reflect the changes and the Delivery date shall be modified accordingly and as mutually agreed by both parties.

7. Fees and Charges: All fees, charges and timing of payments shall be specified in the Schedule(s), Order(s) or other applicable attachment. Customer shall only be bound to pay the amounts specifically agreed to in writing. (see Exhibit B)

8.   Invoices and Payments

     8.1 Invoices for Licensed Software and MSS shall be issued by Supplier and paid by Customer for services and licenses mentioned within the Product Schedule, Exhibit "A".

     8.2 Supplier shall issue invoices in the format required by Customer. All invoices shall be sent to the billing address noted on the Order and shall contain where applicable: Order number, ship-to location, description of MSS, other applicable charges and other details required by Customer. Any taxes, transportation costs or other associated costs are to be stated separately. Licensed Software shall be invoiced separately. Each invoice shall specify whether it is partial or final. No term or condition of any invoice shall be binding upon Customer.

     8.3 Customer is not required to pay invoiced amounts that are in dispute until thirty (30) days after resolution. Both parties agree to resolve disputes regarding invoices in an expeditious manner. Supplier shall substantiate the disputed amount in writing.

     8.4 Credits due Customer may be applied against amounts owned to Supplier. Credits shall be stated on separate invoices and/or, at Customer's request, a separate check will be issued to Customer within thirty (30) days.

     8.5 Payment shall not be considered Acceptance of nonconforming Licensed Software and MSS.

     8.6 Supplier shall provide Licensed Software and MSS without interruption in the event of disputes concerning payment or other provisions of this Agreement.

     8.7 Supplier shall promptly notify Customer in writing of any claims, liens or causes of action against Supplier of which Supplier is aware, affecting Supplier's performance of an Order. Customer may, prior to making any payments for Licensed Software and MSS, require Supplier to furnish satisfactory evidence that all such claims, liens and courses of action have been satisfied, released or settled. Until such satisfactory evidence is furnished, the amount of such claims, liens and causes of action may be retained from any monies otherwise due Supplier.

9. Escrow: Supplier agrees that the entire source code for Standard Software, together with all related listings and Documentation, as now exists or hereafter becomes available including, without limitation, the then current version(s) of Standard Software being used by Customer ("Escrow Materials") will, at Customer's option, be deposited, maintained and updated at Customer's expense in escrow pursuant to an Escrow Agreement which may be executed between the parties. The form of Escrow Agreement to be used is attached hereto as Exhibit F to this Module, and incorporated herein. Unless otherwise agreed, Supplier shall execute the Escrow Agreement and deposit the Escrow Materials within thirty (30) days of Customer's exercise of its option.

10.  Additional Warranties:

     10.1 In addition to all Warranties stated in the Agreement, Supplier warrants that the Software shall operate in accordance with and conform to the requirements of this Agreement (including Specifications) in all material respects. This warranty shall be voided by Customer's modification of the Software or combination of Software with other software so long as Supplier can reasonably discharge any warranty obligations notwithstanding such modifications or combinations or, where required, following their removal by Customer. Supplier's warranty with respect to Software shall be for the period set forth in the applicable Schedule ("Warranty Period"),

     10.2 Disabling Code. Supplier represents and warrants that to the best of its knowledge no disabling code or devices are incorporated or present within the Software at the time the Software is licensed by Supplier to Customer.


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                                                       Agreement No. 97050894*SL

     10.3 Supplier warrants that Licensed Software shall conform to Specifications and requirements of the Order, and to Suppliers latest published copy of its product announcement, For Licensed Software not conforming to Supplier's latest published copy of its product announcement, Supplier shall, at Customer's option, either reduce the invoice for such Licensed Software by an amount equal to five tenths of one percent (0.5%) of the cost of the Licensed Software, as identified in Exhibit B, paragraph I entitled "Pricing", per business day, beginning five (5) business days after the Acceptance period, continuing until the nonconformance has been corrected up to a maximum of ten (10) percent of the Software Licensed fee: or credit Customer an amount equal to five tents of one percent (0.5%) of the value of the Licensed Software as identified in Exhibit B. "Pricing, per business day, beginning five (5) business days after the Acceptance period, continuing until the nonconformance has been corrected up to a maximum of ten (10%) percent of the Software Licensed fee. The penalty shall be applied toward Customer's future purchases or any other outstanding invoices at that time. Supplier further agrees that multiple problems reported by Customer will not prevent or be cause for Supplier's delay in resolving other existing problems reported by Customer. This penalty shall only apply to Severity Levels 1, 2.

11. Additional Reports: Upon execution of this Agreement Supplier shall provide a software quarterly order and shipment report, mailed to Customer and Customer's Manager AMA Technical Support.

1.   Supplier's name and address.
2.   This Agreement number,
3.   Time period covered.
4.   A description of Licensed Software shipped including:
     a)  The quantity ordered arid the quantity shipped
     b)  The ship-to location including the contact's name and phone number,
5. A description of the MSS performed including a detailed listing of Customer trouble reports called to Supplier's Technical Assistance Center ("TAC"). Such report shall include, but not be limited to. the date and time of the call, the name of the caller, the reported trouble or reason for the call, the severity level of the trouble, the date and time of the TAC response to the caller, the resolution and the resolution time, a separate description of the open Technical Assistance Requests (TAR's) still unresolved at the report date and the anticipated date of resolution, and description of the TAR's closed by Supplier during the quarter, and
6. A list of Sterling Product Line ordered by Customer to date, and identification of how many of those are out of warranty.

12. Price Protection: Regardless of the Shipment Date, prices for Licensed Software and MSS shall be as set forth in "Exhibit B to the Product Module."

13.  Training:

     13.1 Supplier shall provide, upon Customer's request and at prices as mutually agreed upon, sufficient training, training materials and support to Customer to enable Customer to use Licensed Software and to train Customer's training instructors. Training and documentation to support classes shall be furnished to Customer two (2) weeks prior to training course.

     13.2 Customer shall have the right to reproduce training material for the purpose of training Customer's personnel. Such rights shall include photographic, video, and audio recordings of any training or training material.

14.  Manuals and Documentation:

     14.1 Supplier shall provide at no additional charge, one (1) complete set of current manuals and documentation ("Manuals") for each type of Licensed Software purchased by Customer to;

            U S WEST Communications, Inc.
            Network Reliability Operations Center
            700 W. Mineral Ave.
            Littleton, Colorado 80120
            Attn.: AMA Group

     For each release of Licensed Software, Supplier shall provide, at no additional charge, one (1) set of Order specific Manuals to each of Customer's Primary Contacts. Such listing of Customer's primary contacts and any updates to this information by Customer shall be provided to Supplier by Customer.

     14.2 Manuals will describe in detail the operation of Licensed Software.

     14.3 Supplier shall, at no additional charge, provide all future updates, revisions and corrections of Manuals and Program Material.

     14.4 Customer shall have the right to reproduce Manuals and Program Material for the purpose of operating Licensed Software. Reproduction shall include the copyright or similar proprietary notices.

15.  Compatibility Information:

     15.1 Upon request by Customer during the Initial Term of this Agreement or within three (3) years following its termination or expiration, Supplier shall provide Customer with interface specifications (for products as described within the Products Schedule) Software interfaces of Supplier's Licensed Software. Upon Customer's request, Supplier shall provide such data and information to other suppliers with whose products Customer requires Supplier's Licensed Software to interface.

     15.2 Compatibility information which is proprietary and confidential shall be treated in accordance with Item 6 of the General Terms and Conditions Agreement.

16. Rights To Inventions, Discoveries and Other Developed Information: In the course of, or as a result of, providing Licensed Software and MSS under this Agreement or any Order, inventions, discoveries or improvements or proprietary and secret concepts, methods, techniques, processes, adaptations, ideas, specifications, business and technical information, computer or other apparatus programs (Software), and other ideas, knowledge or data.


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need to know.
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                                                       Agreement No. 97050894*SL


("Intellectual Property") whether written or not, may be originated, discovered or developed by the parties. Such Intellectual Property originated, discovered or developed by employees of Supplier, shall belong to Supplier and such originated, discovered or developed by employees of Customer shall belong to Customer. The Intellectual Property originated, discovered or developed jointly by employees of both parties shall belong jointly to both; provided, however, that each party shall give the other a royalty free, irrevocable, non-exclusive, world-wide license to practice such Intellectual Property, whether individually or jointly originated, discovered or developed. Each shall sign all papers and perform all acts which may be necessary, desirable or convenient to the other at its own expense, to file and prosecute applications for patents on such Intellectual Property and to maintain patents granted thereon. Each shall acquire from its employees, consultants, representatives or agents who perform the work such assignments, rights and covenants to ensure that the other shall receive the rights provided for in this clause. Each shall assist the other in executing any other applicable documents showing ownership.

17.  Patent Licenses:

Customer does not hereby grant to the Supplier and licenses, express or implied, under any Customer patents (copyright or trademarks), except to the extent necessary for Supplier to fulfill its obligation to Customer pursuant to this Agreement or an Order.

     17.1




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     Confidential. Disclose and distribute solely to those Individuals who have a need to know.

                                                       Agreement No. 97050894*SL

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The parties intending to be legally bound have caused this Special Provisions
Module - Software License and Services to be executed by their duly authorized representatives and shall be deemed effective as of March 31, 1998.

U S WEST Business Resources, Inc., as agent for

U S WEST Communications, Inc. (Customer)

/s/ Michael S. Thomas
---------------------------------------------
(Authorized Signature)

Michael S. Thomas, C.P.M.
---------------------------------------------
(Print or Type Name of Signatory)

Contract Agent
---------------------------------------------
(Title)

March 25, 1998
---------------------------------------------
(Execution Date)


Axiom, Inc. (Supplier)

/s/ Greg R. Fegley
---------------------------------------------
(Authorized Signature)

Greg R. Fegley
---------------------------------------------
(Print or Type Name of Signatory)

V.P. Operations Support
---------------------------------------------
(Title)

March 25, 1998
---------------------------------------------
(Execution Date)


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Confidential. Disclose and distribute solely to those individuals who have a need to know.